Exhibit 1
Dated   March 2009

HSBC HOLDINGS PLC

and

GOLDMAN SACHS INTERNATIONAL

and

HSBC BANK PLC

and

JPMORGAN CAZENOVE LIMITED

and

J.P. MORGAN SECURITIES LTD.

and

THE CO BOOKRUNNERS SET OUT IN SCHEDULE 6

and

THE SENIOR CO LEAD MANAGERS AND CO LEAD MANAGERS SET OUT IN
SCHEDULE 7

RIGHTS ISSUE UNDERWRITING AGREEMENT

Linklaters LLP
One Silk Street
London EC2Y 8HQ

Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222

i

This Agreement is made on   March 2009 between:

(1) HSBC HOLDINGS PLC, whose registered office is at 8 Canada Square, London E14 5HQ (the “Company”);

(2) GOLDMAN SACHS INTERNATIONAL, whose registered office is at Peterborough Court, 133 Fleet Street, London EC4A 2BB (“GSI” or the “Sponsor”);

(3) HSBC BANK PLC, whose registered office is at 8 Canada Square, London E14 5HQ (“HSBC IB”);

(4) JPMORGAN CAZENOVE LIMITED, whose registered office is at 20 Moorgate, London, EC2R 6DA (“JPMC” and together with GSI and HSBC IB the “Joint Bookrunners” and “Joint Global Coordinators”);

(5) J.P. MORGAN SECURITIES LTD., whose registered office is at 125 London Wall, London EC2Y 5AJ (“JPMSL”);

(6) EACH OF THE PERSONS named in Schedule 6 (the “Co Bookrunners”);

(7) EACH OF THE PERSONS named in Part I of Schedule 7 (the “Senior Co Lead Managers”); and

(8) EACH OF THE PERSONS named in Part II of Schedule 7 (the “Co Lead Managers”).

Whereas:

(A) The Company proposes, subject, inter alia, to the passing of the Resolutions, to offer the New Shares by way of (1) Share Rights at the Share Subscription Price on the terms and subject to the conditions to be set out in the Prospectus and to be set out in the Provisional Allotment Letter and (2) ADS Rights at the ADS Subscription Price on the terms and subject to the conditions to be set out in the U.S. Prospectus.

(B) Upon the Resolutions becoming effective, the Company will have sufficient authorised but unissued share capital and the Directors will have authority under section 80 of the Companies Act to allot the New Shares and for such allotment to be made as if section 89 of the Companies Act did not apply thereto.

(C) The consideration received by the Company for the issue and allotment of the New Shares for the Share Subscription Price shall be the transfer of the Newco Ordinary Shares and Preference Shares by Newco Subscriber to the Company in accordance with the Subscription and Transfer Deed.

(D) The Underwriters have agreed on a several basis, on the terms and subject to the conditions referred to in this Agreement, to underwrite the Rights Issue in full and may (but are not obliged to) seek sub-underwriters on the basis of drafts of the Prospectus, and GSI have agreed to act as Sponsor for the purpose of the Prospectus to be issued in connection with the Rights Issue.

(E) The Company has applied or will apply for admission of the New Shares (nil paid and fully paid) to the Official List and for admission of the New Shares (nil paid and fully paid) to trading on the London Stock Exchange’s main market for listed securities, the grant of listing of the New Shares (nil paid and fully paid) and the permission to deal in the New Shares (nil paid and fully paid) on the Main Board of the Hong Kong Stock Exchange and the listing of the New Shares and New ADSs on the NYSE.

Now it is agreed as follows:

1	Definitions and interpretation

1.1  In this Agreement:

“‘A’ Preference Shares” means 500,000,000 redeemable ‘A’ preference shares of £0.01 each in the capital of Newco;

“Acceptance Date” means the last date for acceptance and payment as will be set out in the Prospectus or such later date as the Company on the one hand and GSI, JPMC and JPMSL (acting on behalf of the Banks) on the other may agree in writing;

“Accounts” means the audited consolidated accounts of the Group for the three years ended 31 December 2006, 2007 and 2008 (including, without limitation, the related directors’ and auditors’ reports, the consolidated profit and loss account, the balance sheets, the consolidated cashflow statement, the consolidated statement of total reorganised income and expense, the reconciliation of movements in shareholders’ funds (if any) and all related notes);

“Accounts Date” means 31 December 2008;

“Admission” means the UK Admission, the HK Listing and the U.S. Listing becoming effective;

“Admission and Disclosure Standards” means the current Admission and Disclosure Standards published by the London Stock Exchange;

“ADS Holders” means holders of ADSs;

“ADS Prospectus” means the prospectus included in the ADS Registration Statement;

“ADS Registration Statement” means the registration statement on Form F-6 (File No. 333-103419) for the registration of the ADSs, as it was declared effective by the Commission;

“ADS Rights” means the rights of ADS Holders to take up New Shares in the form of ADSs;

“ADSs” means American depositary shares, each representing five Ordinary Shares as of the date hereof;

“ADS Subscription Price” means GBP 12.8905 per New ADS (being an amount equal to five times the Share Subscription Price plus an amount equal to 1.5 per cent. of such aggregate amount in respect of stamp duty reserve tax);

“affiliate” has the meaning given in Rule 405 under the Securities Act;

“associate” has the meaning ascribed to it by section 345 of the Companies Act 2006;

“Auditors” means KPMG Audit plc;

“‘B’ Preference Shares” means 500,000,000 redeemable ‘B’ preference shares of £0.01 each in the capital of Newco;

“Banks” means the Joint Global Coordinators, JPMSL, each of the Co Bookrunners, each of the Senior Co Lead Managers and each of the Co Lead Managers and “Bank” shall mean any one of them;

“Bermudan Provisional Allotment Letter” means the Provisional Allotment Letter to be issued to those Qualifying Non-CREST/CCASS Holders on the Bermudan register;

“Bermuda Record Date” means 5.00 p.m. Bermuda time on 13 March 2009;

“Board” means the board of directors of the Company or a duly constituted and authorised committee thereof;

“Business Day” means any day which is not a Saturday, a Sunday or a bank or a public holiday in England and Wales, Hong Kong or New York;

“CCASS” means the Central Clearing and Settlement System established and operated by HKSCC;

“Circular” means the shareholder circular in the agreed form to be published by the Company on or about 3 March 2009 in connection with the Rights Issue, including the notice convening the EGM;

“City Code” means the UK City Code on Takeovers and Mergers;

“Claims” means any and all claims, actions, liabilities, demands, proceedings, investigations, judgements or awards whatsoever (and in each case whether or not successful, compromised or settled and whether joint or several) threatened, asserted, established or instituted against any Indemnified Person and “Claim” shall be construed accordingly;

“Cleary Gottlieb” means Cleary Gottlieb Steen & Hamilton LLP of City Place House, 55 Basinghall Street, London EC2V 5EH;

“CO” means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“Commission” means the United States Securities and Exchange Commission;

“Companies Act” means the Companies Act 1985 or the Companies Act 2006 as the context requires;

“Company’s Counsel” means Norton Rose and Cleary Gottlieb;

“Conditions” means the conditions set out in Clause 2;

“CREST” means the relevant system (as defined in the Regulations) in respect of which Euroclear is the Operator (as defined in the Regulations);

“Dealing Day” means a day on which dealings in domestic equity market securities may take place on the London Stock Exchange and the Hong Kong Stock Exchange;

“Delivery Date” has the meaning given to it in Clause 9.2;

“Deposit Agreement” means the deposit agreement, as amended and restated as of 26 March 2003, among the Company, the Depositary and holders from time to time of the American depositary receipts issued by the Depositary and evidencing the ADSs, and as may be further amended from time to time;

“Depositary” means The Bank of New York Mellon;

“Directors” means the persons named in the Prospectus as directors of the Company;

“Disclosure Package” means (i) the U.S. Prospectus (as amended and supplemented including, for the avoidance of doubt, by the U.S. Prospectus Supplement (if applicable)), (ii) any Issuer Free Writing Prospectuses issued pursuant to the terms of this Agreement, and (iii) any other Free Writing Prospectus that the Company on the one hand and GSI, JPMC and JPMSL on the other shall hereafter expressly agree in writing to treat as part of the Disclosure Package;

“Disclosure Rules” and “Transparency Rules” means the Disclosure Rules and Transparency Rules of the FSA made under section 73A of FSMA;

“Draft Prospectus” means the draft of the Prospectus in the agreed form provided to the Banks immediately prior to the release of the Press Announcement;

“Draft U.S. Prospectus” means the draft of the U.S. Prospectus in the agreed form provided to the Banks immediately prior to the release of the Press Announcement.

“DTC” means The Depository Trust Company;

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective;

“EGM” means the extraordinary general meeting of the Company to be convened for the EGM Date at which, inter alia, the Resolutions will be proposed;

“EGM Date” means 19 March 2009;

“Euroclear” means Euroclear UK & Ireland Limited;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

“Excluded Territories Shareholders” means Ordinary Shareholders with registered addresses in Canada, India, Indonesia, Japan, Mexico, South Korea, Switzerland, Turkey or United Arab Emirates on the Posting Date or the UK Record Date, or the HK Record Date or the Bermuda Record Date as applicable, as the context requires;

“Expense Deadline” has the meaning given to it in Clause 12.14;

“Final U.S. Prospectus” has the meaning given to it in Clause 8.4;

“Form of Proxy” means the form of proxy in the agreed form to be sent to Ordinary Shareholders for use in connection with the EGM;

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act;

“FSA” means the Financial Services Authority;

“FSA Rules” means the FSA Handbook of Rules and Guidance as amended from time to time;

“FSMA” means the Financial Services and Markets Act 2000, as amended;

“Fully Paid Rights” means fully paid rights to acquire New Shares;

“Group” means the Company and its subsidiary undertakings as at the date hereof;

“Group company” means any company that is a member of the Group;

“Group of Indemnified Persons” means (i) in relation to any GSI Indemnified Person, all GSI Indemnified Persons, (ii) in relation to any HSBC IB Indemnified Person, all HSBC IB Indemnified Persons, (iii) in relation to any JPMC Indemnified Person or JPMSL Indemnified Person, all JPMC Indemnified Persons and JPMSL Indemnified Persons, and (iv) in relation to any Relevant Bank Indemnified Person, all Relevant Bank Indemnified Persons that relate to the same Bank as such Relevant Bank Indemnified Person;

“GSI Indemnified Persons” means

(a) GSI and any subsidiary, branch or affiliate of GSI;

(b) a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in sub-paragraph (a) above; and

(c) GSI, its selling agents (provided they are either an affiliate or a person to whom the Company has consented in writing (such consent not to be unreasonably withheld or delayed)) and each person, if any, who controls GSI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and GSI’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and “GSI Indemnified Person” shall be construed accordingly;

“HK” or “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“HK Listing” means the grant of permission for the listing of the New Shares (nil paid and fully paid) and permission to deal in the New Shares (nil paid and fully paid) on the Main Board of the Hong Kong Stock Exchange;

“HK Listing Rules” means The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

“HK Provisional Allotment Letter” means the Provisional Allotment Letter to be issued to those Qualifying Non-CREST/CCASS Holders on the HK branch register;

“HK Record Date” means 4.30 p.m. on 13 March 2009;

“HKSCC” means Hong Kong Securities Clearing Company Limited;

“Hong Kong Code” means the Hong Kong Code on Takeovers and Mergers;

“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“HK Shareholders” means Ordinary Shareholders whose Ordinary Shares are registered on the Hong Kong register of members on the HK Record Date;

“HSBC IB Indemnified Persons” means

(a) HSBC IB and any subsidiary, branch or affiliate of HSBC IB;

(b) a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in sub paragraph (a) above; and

(c) HSBC IB, its selling agents (provided they are either an affiliate or a person to whom the Company has consented in writing (such consent not to be unreasonably withheld or delayed)) and each person, if any, who controls HSBC IB within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and HSBC IB’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and “HSBC IB Indemnified Person” shall be construed accordingly;

“IFRS” means International Financial Reporting Standards as adopted by the European Union;

“Indemnified Person” means any and each GSI Indemnified Person and any and each JPMC Indemnified Person and any and each JPMSL Indemnified Person, any and each HSBC IB Indemnified Person and any and each Relevant Bank Indemnified Person;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act;

“JPMC Indemnified Persons” means

(a) JPMC and any subsidiary, branch or affiliate of JPMC;

(b) a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in sub paragraph (a) above; and

(c) JPMC, its selling agents (provided they are either an affiliate or a person to whom the Company has consented in writing (such consent not to be unreasonably withheld or delayed)) and each person, if any, who controls JPMC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and JPMC’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and “JPMC Indemnified Person” shall be construed accordingly;

“JPMSL Indemnified Persons” means

(a) JPMSL and any subsidiary, branch or affiliate of JPMSL;

(b) a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in sub paragraph (a) above; and

(c) JPMSL, its selling agents (provided they are either an affiliate or a person to whom the Company has consented in writing (such consent not to be unreasonably withheld or delayed)) and each person, if any, who controls JPMSL within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and JPMSL’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and “JPMSL Indemnified Person” shall be construed accordingly;

“Limitation” has the meaning given in Clause 14.6;

“Linklaters” means Linklaters LLP of One Silk Street, London EC2Y 8HQ, English and Hong Kong legal advisers to the Underwriters and the Sponsor;

“Listing Rules” means the Listing Rules of the FSA made under section 73A of the FSMA;

“London Stock Exchange” means London Stock Exchange plc;

“Losses” means any and all loss, damage, cost, liability, demand, charge or expense (including properly incurred legal fees and taxes), in each case whether joint or several, which any Indemnified Person may suffer or incur (including, but not limited to all Losses suffered or incurred in investigating, preparing for or disputing or defending or settling any Claim and/or in establishing its right to be indemnified pursuant to Clause 14 and/or in seeking advice regarding any Claim or in any way related to or in connection with the indemnity contained in Clause 14) and “Loss” shall be construed accordingly;

“New ADSs” means any ADSs to be issued pursuant to the Rights Issue;

“New Shares” means the 5,060,239,065 new Ordinary Shares which are to be allotted pursuant to the Rights Issue;

“Newco” means Chinnery Limited, a company incorporated in Jersey in connection with the Rights Issue;

“Newco Ordinary Shares” means the ordinary shares of £1.00 each in the capital of Newco;

“Newco Subscriber” means GSI in its capacity as subscriber for the Newco Ordinary Shares and the Preference Shares, or such other person as becomes Newco Subscriber pursuant to the terms of the Subscription and Transfer Deed;

“Nil Paid Rights” means the New Shares in nil paid form provisionally allotted to Qualifying Shareholders in connection with the Rights Issue;

“Norton Rose” means Norton Rose LLP of 3 More London Riverside, London SE1 2AQ;

“Notification Date” means the date on which the Company or the Receiving Agent notifies the Underwriters of the number of Underwritten Shares not taken up pursuant to Clause 8.3;

“NYSE” means the New York Stock Exchange;

“Official List” means the Official List of the UK Listing Authority;

“Option Deed” means the initial subscription and put and call option deed relating to Newco Ordinary Shares to be entered into on the date hereof between the Company, Newco, GSI and JPMC providing, inter alia, for the subscription of certain Newco Ordinary Shares by the Newco Subscriber and the Company;

“Ordinary Shareholders” means holders of Ordinary Shares;

“Ordinary Shares” means ordinary shares of US$0.50 each in the capital of the Company;

“Panel” means the UK Panel on Takeovers and Mergers;

“Participating Security” has the meaning given to it in the Regulations;

“payee” has the meaning given in Clause 17.1;

“Posting Date” means the date on which the Company posts the Circular;

“Preference Shares” means the ‘A’ Preference Shares and the ‘B’ Preference Shares;

“Presentation Materials” means the written materials in the agreed form used by the Company in presentations to institutional investors in connection with the Rights Issue;

“Press Announcement” means the press announcement in the agreed form to be dated the date of this Agreement giving details of, inter alia, the Rights Issue;

“Proportionate Share” means in relation to each of the Underwriters, its proportionate share of the Underwritten Shares not otherwise taken up and for which subscribers are not procured and to be taken up by each of them, being the proportion that each Underwriter’s maximum of New Shares underwritten as set out in Clause 9.1, Schedule 6 or Schedule 7 (as the case may be), bears to the total number of New Shares;

“Prospectus” means the prospectus (comprising a prospectus for the purposes of the FSMA, the Listing Rules and the Prospectus Rules and a listing document for the purposes of the HK Listing Rules) to be published in connection with the Rights Issue;

“Prospectus Rules” means the Prospectus Rules of the FSA made under s73A of the FSMA;

“Provisional Allotment Letter” means the form of renounceable provisional allotment letter being either the UK Provisional Allotment Letter, the HK Provisional Allotment Letter or the Bermudan Provisional Allotment Letter, to be issued or made available by the Company, subject to Clause 4.10, to Qualifying Non-CREST/CCASS Holders in connection with the Rights Issue;

“Qualifying CREST/CCASS Holders” means (i) Qualifying Shareholders who hold Ordinary Shares on the UK principal register in uncertificated form (that is, through CREST) or (ii) persons holding an interest in Ordinary Shares on the HK Record Date on the Hong Kong branch register in uncertificated form (that is, through CCASS);

“Qualifying Non-CREST/CCASS Holders” means Qualifying Shareholders who hold Ordinary Shares: (i) on the UK principal register in certificated form (that is, not through CREST); or (ii) on the Hong Kong branch register in certificated form (that is not through CCASS);

“Qualifying Shareholders” means Ordinary Shareholders on the register of members of the Company as at the close of business on the UK Record Date, the HK Record Date or the Bermuda Record Date as applicable;

“Receiving Agents” or “Registrar” means Computershare Investor Services PLC and/or, where appropriate, Computershare Hong Kong Investor Services Limited and/or, where appropriate, Computershare Investor Services (Channel Islands) Limited;

“Receiving Agent Agreement” means the receiving agent agreement to be entered into between the Company, the Receiving Agents, GSI and JPMC on the date hereof in relation to the Rights Issue;

“Receiving Agent Proceeds Accounts” means the cash accounts in the name of a Receiving Agent to be established in accordance with Clause 21 of the Receiving Agent Agreement;

“Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act in respect of the Rights and the New Shares;

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001/3755);

“Regulatory Approval” means where pursuant to an issue of New Shares to an Underwriter, such Underwriter is required as a matter of law or regulation to obtain the consent of a financial regulator prior to completing the acquisition contemplated by Clause 9.1 in any jurisdiction where (a) compliance is reasonably considered by any of the Underwriters to be material to any of the Underwriters or their respective businesses or by the Company or any of the Underwriters to be material to the Group or its business, and (b) the Company conducts banking and/or other regulated operations;

“Regulatory Information Service” means any of the services set out in Appendix 3 to the Listing Rules;

“Relevant Bank Indemnified Persons” means in relation to each Co Bookrunner named in Schedule 6 and each Senior Co Lead Manager and Co Lead Manager named in Schedule 7:

(a) the relevant Co Bookrunner, Senior Co Lead Manager or Co Lead Manager and any subsidiary, branch or affiliate of that Co Bookrunner, Senior Co Lead Manager or Co Lead Manager as the case may be;

(b) a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in sub paragraph (a) above; and

(c) the relevant Co Bookrunner, Senior Co Lead Manager or Co Lead Manager, its selling agents (provided they are either an affiliate or a person to whom the Company has consented in writing (such consent not to be unreasonably withheld or delayed)) and each person, if any, who controls the relevant Co Bookrunner, Senior Co Lead Manager or Co Lead Manager as the case may be within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the relevant Co Bookrunner’s, Senior Co Lead Manager’s or Co Lead Manager’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and “Relevant Bank Indemnified Person” shall be construed accordingly;

“Relevant Documents” means the Circular, the Prospectus, any Supplementary Prospectus, the U.S. Prospectus, the Final U.S. Prospectus (if applicable), the Provisional Allotment Letters, the Disclosure Package, any explanatory documents which may accompany the Prospectus and/or Provisional Allotment Letters and/or Circular, the Form of Proxy, the Presentation Materials, the Press Announcement, the Results Announcement and the Shareholder Guide and any other documents, announcements or scripts issued by the Company or on its behalf with its consent directly in connection with the Rights Issue or the offering of the New Shares or New ADSs;

“Relevant Time” means the earlier of:

(a) the third Dealing Day following the Notification Date;

(b) the date following the Acceptance Date on which the Joint Global Coordinators notify the Company that they either have ceased to endeavour to procure subscribers pursuant to Clause 8.5 or have procured sufficient subscribers pursuant to Clause 8.5; and

(c) the date following the Acceptance Date on which the Underwriters determine that take up pursuant to the Rights Issue has been such that it will not be necessary to undertake a rump placing;

“Relevant Underwriter” has the meaning given to it in Clause 9.4;

“Resolutions” means the resolutions to be set out in the notice of EGM to be contained in the Circular, inter alia, to increase the authorised share capital of the Company, to authorise the Directors to allot relevant securities of the Company so as to enable the Rights Issue to be implemented and to approve the Rights Issue;

“Restricted Territories Shareholders” means Ordinary Shareholders with registered addresses in, or who are citizens, residents or nationals of, jurisdictions outside the United Kingdom, Hong Kong, Bermuda or the United States;

“Results Announcement” means the press announcement in the agreed form giving details of the audited final results of the Group for the financial year ended 31 December 2008;

“Rights” means, collectively, the Share Rights and the ADS Rights;

“Rights Agency Agreement” means the rights agency agreement to be entered into between the Company and the Bank of New York Mellon, as ADS rights agent, in relation to the Rights Issue to ADS Holders;

“Rights Issue” means the offer of New Shares on the basis set out in Recital (A);

“Rump Settlement Date” has the meaning set out in Clause 8.7;

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder;

“Selling Restrictions” means the selling and other restrictions set out in Schedule 5;

“SFO” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);

“Share Rights” means the rights of Ordinary Shareholders to take up New Shares;

“Share Subscription Price” means GBP 2.54 per New Share;

“Shareholder Guide” means the guide prepared by the Company and the Company’s Counsel providing information to Qualifying Non-CREST/CCASS Holders in relation to the Rights Issue;

“Shearman & Sterling” means Shearman & Sterling LLP of Broadgate West, 9 Appold Street, London EC2A 2AP;

“Sponsor” means GSI;

“Subscription and Transfer Deed” means the subscription and transfer deed to be entered into on the date hereof between the Company, Newco, GSI and JPMC providing, inter alia, for the subscription of the Preference Shares by the Newco Subscriber and the acquisition by the Company from Newco Subscriber of the Preference Shares and certain Newco Ordinary Shares;

“Supplementary Prospectus” means any supplementary prospectus published by the Company pursuant to section 87G of the FSMA or rule 11.13 of the HK Listing Rules;

“taken up” has the meaning given in Schedule 1;

“tax”, “taxes” or “taxation” means all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with all penalties, charges and interest relating to any of the foregoing and regardless of whether the person concerned is primarily liable or not, including (without limitation) corporation tax, advance corporation tax, income tax, capital gains tax, VAT, duties of customs and excise, national insurance contributions, capital duty, stamp duty, stamp duty reserve tax, stamp duty land tax and any other transfer tax or duty, all taxes, duties or charges replaced by or replacing any of them, and all other taxes on gross or net income, profits or gains, distributions, receipts, importations, sales, use, occupation, franchise, value added, and personal property imposed by a tax authority of any jurisdiction;

“Time of Sale” means such time, falling within the period commencing on the first Dealing Day following the Notification Date and ending on the third Dealing Day following the Notification Date, as is notified to the Company by GSI and JPMC as the Time of Sale with respect to their endeavours to procure acquirers for the Underwritten Shares not taken up;

“Transfer Tax” has the meaning given to it in Clause 10.7;

“UK Admission” means the admission of the New Shares (nil paid) to the Official List becoming effective in accordance with the UK Listing Rules and the admission of such shares (nil paid) to trading on the London Stock Exchange’s main market for listed securities becoming effective in accordance with the Admission and Disclosure Standards;

“UK Listing Authority” means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA and in the exercise of its functions in respect of the admission of securities to the Official List otherwise than in accordance with Part VI of the FSMA;

“UK Provisional Allotment Letter” means the Provisional Allotment Letter to be issued to those Qualifying Non-CREST/CCASS Holders on the UK principal register;

“UK Record Date” means 5.00 p.m. UK time on 13 March 2009;

“Underwriters” means GSI, JPMSL, the Co Bookrunners, the Senior Co Lead Managers and the Co Lead Managers and “Underwriter” shall mean any one of them;

“Underwriters’ Counsel” means Linklaters and Shearman & Sterling;

“Underwritten Shares” means the New Shares, and each an “Underwritten Share”;

“United Kingdom” or “UK” means the United Kingdom of Great Britain and Northern Ireland;

“United States” or “US” means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

“U.S. Dealing Day” means a day on which dealings in domestic equity market securities may take place on the NYSE;

“U.S. Listing” means the grant of permission for the listing of the New Shares and the New ADSs on the NYSE;

“U.S. Prospectus” has the meaning given to it in Clause 3.1;

“U.S. Prospectus Supplement” has the meaning given to it in Clause 8.4;

“VAT” means value added tax or similar sales or turnover tax or levy imposed in any jurisdiction;

“Verification Materials” means the materials in the agreed form confirming the accuracy of certain information contained in the Circular, the Draft Prospectus and to be contained in the Prospectus;

“Warranties” means the representations and warranties set out in Clause 12 and Schedule 3 and “Warranty” shall be construed accordingly; and

“Working Capital Memorandum” means the cash flow and working capital memorandum prepared by the Board of Directors in the agreed form relating to the Group for the period from 31 December 2008 to 30 June 2010 and dated 2 March 2009.

1.2  In this Agreement unless the context otherwise requires:

1.2.1  a reference to “certificated” or “certificated form” in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in certificated form;

1.2.2  a reference to “uncertificated” or “uncertificated form” in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being or interests in which are held in uncertificated form, and title to or interests in which may be transferred by means of CREST, by virtue of the Regulations, or transferred within CCASS;

1.2.3  words and expressions defined in the Companies Act shall bear the same meaning, including for the avoidance of doubt, “holding company”, “subsidiary undertaking” and “subsidiary”;

1.2.4  headings are for convenience only and shall not affect the construction of this Agreement;

1.2.5  any reference to an enactment is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) (but, in the case of any amendment, consolidation or re-enactment effected after the date of Admission, to the extent it would give any of the Banks a right to terminate their obligations under this Agreement only insofar as it applies in relation to a period before Admission and provided that, other than in the case of liability of the Company to the Banks arising from or in connection with any actual or potential liability of the Banks to any third party, no such amendment, consolidation or re-enactment shall increase or extend the liability of any party to this Agreement) and includes all instruments or orders made under the enactment;

1.2.6  any reference in this Agreement to time, shall be to UK time unless otherwise stated;

1.2.7  references in this Agreement to any document expressed to be in the “agreed form” means a document in the form initialled, for the purpose of identification only, by one of the Company’s Counsel and one of the Underwriters’ Counsel subject to any changes which the Company on the one hand and GSI, JPMC and JPMSL on the other may agree; no such initialling shall imply approval of all or any part of its contents by or on behalf of the person initialling it or any of the parties to this Agreement;

1.2.8  any reference to recitals, clauses and schedules are to recitals, clauses and schedules to this Agreement, and references to paragraphs are to paragraphs in the schedule in which such references appear, and the schedules to this Agreement form part of the Agreement;

1.2.9  each reference in this Agreement to the Sponsor or any of the Banks, by any description or in any capacity, includes a reference to it in each other capacity in which it may act pursuant to this Agreement or otherwise with the agreement of the Company in connection with the Rights Issue;

1.2.10  save where expressly otherwise provided, where the scope of any condition or termination right is otherwise qualified by expressions such as “material”, “in any material respect” or any similar or analogous expression, such expression shall be construed to mean a material adverse change in or affecting the financial condition, earnings, prospects or general affairs of the Company and its subsidiaries considered as one enterprise or a difference, breach or change arising as a result of such a material adverse change and where the scope of any warranty, representation or undertaking given in this Agreement is qualified in such a manner, such expression shall be construed to mean material in the context of the Group (taken as a whole), the Rights Issue, the underwriting of the Underwritten Shares or Admission;

1.2.11  references in this agreement to “formal approval” where it is used in connection with formal approval of the Prospectus by the Hong Kong Stock Exchange or in accordance with the HK Listing Rules means authorisation by the Hong Kong Stock Exchange of the Prospectus for registration with the Hong Kong Companies Registry under section 342C of the CO; and

1.2.12  any reference to the Sponsor or any of the Banks approving or agreeing the form of a Relevant Document, shall be a reference to such approval or agreement being given solely for the purposes of this Agreement.

1.3  Notwithstanding any other provision in this Agreement to the contrary (the intention being that this Clause 1.3 prevails over all other provisions of this Agreement), the Company and the Banks hereby agree that:

1.3.1  notwithstanding that this Agreement is dated the date hereof, it is the intention of the Company and the Banks that this Agreement takes effect as if it had been validly entered into and dated at the time the last of the Underwriters and JPMC deposited signed but undated counterparts of this Agreement into escrow with Norton Rose in accordance with an escrow agreement entered into by the parties hereto and Norton Rose in connection with this Agreement (the “Escrow Agreement”) and not only at the time it is released from escrow in accordance with the Escrow Agreement; and

1.3.2  Clause 1.3.1 operates such that if one or more event, act or omission occurs or circumstance arises between the time the last of the Underwriters and JPMC deposited signed but undated counterparts of this Agreement into escrow with Norton Rose in accordance with the Escrow Agreement and the time this Agreement is released from escrow in accordance with that agreement and such event, act, omission or circumstance, had it occurred or arisen after such release, would entitle any of the Banks to any right or remedy under this Agreement (including termination hereof), the Banks shall be entitled to such right or remedy as if this Agreement had been validly entered into by all parties hereto at the time that the aforementioned counterparts were deposited into escrow.

2  Conditions

2.1  The Banks’ and the Sponsor’s obligations (save for the obligations contained in Clause 3.10) under this Agreement are conditional on:

2.1.1  publication of the Press Announcement and the Results Announcement (i) through a Regulatory Information Service by no later than 7.30 a.m. on the date of this Agreement; and (ii) in Hong Kong pursuant to the HK Listing Rules by no later than 5.00 p.m. (Hong Kong time) on the date of this Agreement;

2.1.2  the Prospectus being approved as a prospectus by the UK Listing Authority and the Prospectus being filed with the FSA in accordance with the Prospectus Rules and FSMA and made available to the public by no later than the EGM Date (or such later time and/or date as the Company on the one hand and GSI, JPMC and JPMSL (on behalf of the Banks) on the other may agree in writing);

2.1.3  the Hong Kong Stock Exchange issuing a certificate authorising registration of the Prospectus with the Hong Kong Companies Registry under Section 342C of the CO not later than the EGM Date (or such later time and/or date as the Company on the one hand and GSI, JPMC and JPMSL (on behalf of the Banks) on the other may agree in writing) and, following registration of the Prospectus as referred to in Clause 2.1.4, a copy of the Prospectus having been submitted to the Hong Kong Stock Exchange for publication on its website not later than the EGM Date;

2.1.4  subject to Clause 2.1.3, a duly certified copy of the Prospectus (and other required documents) having been lodged with the HK Companies Registry not later than the EGM Date, and the HK Companies Registry issuing a confirmation of registration letter not later than the EGM Date;

2.1.5  neither the Prospectus nor the U.S. Prospectus differing in any material respect from the Draft Prospectus or the Draft U.S. Prospectus;

2.1.6  the passing of the Resolutions (without any amendment which is material in the context of the Group (taken as a whole), the Rights Issue, the underwriting of the Underwritten Shares or Admission) at the EGM on the EGM Date (and not, except with the written agreement of the Sponsor (such consent not to be unreasonably withheld or delayed), at any adjournment of such meeting);

2.1.7  each condition to enable the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST and the Nil Paid Rights as eligible securities for deposit, clearance and settlement in CCASS (other than UK Admission or HK Listing, as the case may be) being satisfied on or before the EGM Date (taking into account any adjournment agreed to in accordance with Clause 2.1.6) and no notification having been received by the Company from Euroclear or HKSCC by such time that such admission or facility for holding and settlement has been or is to be refused;

2.1.8  none of the representations, warranties or undertakings referred to in Clause 12 being breached, untrue, inaccurate or misleading as at the date of this Agreement in any respect which is material in the context of the Group (taken as a whole), the Rights Issue, the underwriting of the Underwritten Shares or Admission;

2.1.9  none of the representations, warranties or undertakings referred to in Clause 12 being breached, untrue, inaccurate or misleading in any material respect when made after the date of this Agreement but before UK Admission;

2.1.10  no matter having arisen prior to the time of UK Admission which might reasonably be expected to give rise to a claim under Clause 14 (save as a result of a breach of any of the representations, warranties or undertakings referred to in Clause 12 which is not within the scope of Clause 2.1.8 or 2.1.9) and which is material in the context of the Group (taken as a whole), the Rights Issue, the underwriting of the Underwritten Shares or Admission;

2.1.11  no event referred to in section 87G(1) of the FSMA arising between the time of publication of the Prospectus and UK Admission which is material and adverse;

2.1.12  the Company having complied with all of its obligations under this Agreement which fall to be performed or satisfied prior to UK Admission and which are material in the context of the Group (taken as a whole), the Rights Issue, the underwriting of the Underwritten Shares or Admission;

2.1.13  the Company delivering to the Underwriters’ Counsel on the Dealing Day immediately before UK Admission a letter in the form set out in Schedule 4 signed on behalf of the Company;

2.1.14  the Subscription and Transfer Deed having been duly executed and delivered by the Company and Newco;

2.1.15  the Option Deed having been duly executed and delivered by the Company and Newco;

2.1.16  the Receiving Agent Agreement having been duly executed and delivered by the Company and the Receiving Agents;

2.1.17  delivery of the documents referred to in Parts A, B, C and (if relevant) D of Schedule 2 by the Company to the Sponsor and the Underwriters (to the extent they fall to be delivered before UK Admission) by the dates and the times envisaged therein;

2.1.18  the Registration Statement required to be filed under the Securities Act prior to offer and the sale of the New Shares shall have been filed and shall have become effective;

2.1.19  no stop order of the Commission preventing or suspending the use of the U.S. Prospectus, the Final U.S. Prospectus (if applicable), or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement, shall have been issued under the Securities Act and no proceedings for that purpose initiated or threatened by the Commission in each case prior to UK Admission;

2.1.20  any request on the part of the Commission prior to UK Admission for additional information shall have been complied with to the reasonable satisfaction of the Banks;

2.1.21  the NYSE shall have granted permission for the listing of the New Shares and New ADSs on the NYSE;

2.1.22  UK Admission occurring not later than 8.00 a.m. on the first Dealing Day after the EGM (taking into account any adjournment agreed in accordance with Clause 2.1.6) or such later time and/or date (not later than 27 March 2009) as the Company on the one hand and GSI, JPMC and JPMSL (on behalf of the Banks) on the other may agree; and

2.1.23  confirmation from the Hong Kong Stock Exchange, by the time of UK Admission, that HK Listing has been granted, it being acknowledged and agreed by the Banks and the Sponsor that dealings in the New Shares (nil paid) will not commence on the Hong Kong Stock Exchange until 9.30 a.m. (Hong Kong time) on the next Dealing Day after HK Listing.

2.2  GSI, JPMC and JPMSL, on behalf of the Banks may, in their absolute discretion (save for the Condition set out in Clause 2.1.22 which may only be extended by mutual agreement between the Company on the one hand and GSI, JPMC and JPMSL (on behalf of the Banks) on the other):

2.2.1  extend the time or date for satisfaction of any condition set out in Clause 2.1, in which case a reference in this Agreement to the satisfaction of such condition shall be to its satisfaction by the time or date as so extended; or

2.2.2  waive the satisfaction of any such condition, other than Clauses 2.1.1, 2.1.3, 2.1.6, 2.1.22 and 2.1.23 in whole or in part,

by giving written notice to the Company. GSI, JPMC and JPMSL, on behalf of the Banks, agree to waive the condition set out in Clause 2.1.13 where the reason for the Company being unable to deliver the certificate referred to in Clause 2.1.13 (or the Company requiring a qualification or amendment to the certificate) is due to a breach of a representation, warranty or undertaking referred to in Clause 12.1 of this Agreement which does not give rise to a termination right or the failure of a condition under this Agreement (other than under Clause 2.1.13).

2.3  If any condition set out in Clause 2.1 is not satisfied (or waived by GSI, JPMC or JPMSL (on behalf of the Banks) in their absolute discretion in accordance with Clause 2.2), or becomes incapable of being satisfied, by the required time and date therefor:

2.3.1  the Sponsor’s and Banks’ obligations under this Agreement shall cease and determine, without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the representations, warranties and undertakings contained herein); and

2.3.2  the Company’s obligations and agreements under Clauses 1, 10, 12, 13, 14, 15, 16.2, 17 and 20 to 29 inclusive shall remain in full force and effect and the Company’s other obligations under this Agreement shall cease and determine, without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the representations, warranties and undertakings contained herein), provided that, unless the Company is notified to the contrary prior to UK Admission all of the Conditions shall be deemed to be satisfied from UK Admission and the Banks’ and the Sponsor’s obligations under this Agreement shall not be capable of termination at any time after UK Admission.

2.4  The Company shall use its reasonable endeavours to procure that each of the conditions referred to in Clause 2.1 is satisfied within the relevant time.

2.5  The Company agrees and undertakes that it will comply with its obligations under the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement.

3	Application for listing, admission to trading and to CREST/CCASS and registration with the Commission

3.1  The Company undertakes to prepare and file with the Commission (1) the Registration Statement and (2) a U.S. Prospectus, which may be in the form of a basic prospectus and a prospectus supplement to be included in the Registration Statement, relating to the Rights Issue and for use in the United States (the “U.S. Prospectus”), in each case in a form approved by GSI, JPMC and JPMSL (such approval not to be unreasonably withheld or delayed) as soon as practicable and, in any event, before publication of the Prospectus and the U.S. Prospectus.

3.2  The Company shall use its reasonable endeavours to obtain permission (a) for the admission of the New Shares (nil paid and fully paid) to the Official List, (b) for admission to trading of the New Shares (nil paid and fully paid) on the London Stock Exchange’s main market for listed securities (subject only to the allotment of the New Shares) (c) for listing of and permission to deal in the New Shares (nil paid and fully paid) on the Main Board of the Hong Kong Stock Exchange (d) for admission of the Nil Paid Rights and Fully Paid Rights as a Participating Security in CREST (subject only to UK Admission) (e) for admission of the Nil Paid Rights as eligible securities for deposit, clearance and settlement in CCASS and (f) for admission of the New Shares and the New ADSs for listing on the NYSE, as soon as practicable and, in any event, prior to the EGM Date.

3.3  The Company undertakes to apply for formal approval of the Prospectus for the purposes of, and in accordance with, the Listing Rules, the Prospectus Rules and the HK Listing Rules and shall use its reasonable endeavours to obtain such approval as soon as practicable and in any event before publishing the Prospectus.

3.4  The Company confirms that it will consult with GSI, JPMC and JPMSL and take into account their reasonable requirements in relation to any amendments to the Draft Prospectus and completion of outstanding information, including any as are required for the purpose of securing the formal approval of the Prospectus by the UK Listing Authority and the Hong Kong Stock Exchange.

3.5  The Company confirms that it will consult with GSI, JPMC and JPMSL and take into account their reasonable requirements in relation to any amendments to the Draft U.S. Prospectus.

3.6  The Company shall supply all information, give all undertakings, execute all documents, pay all fees and do or procure to be done all things in each case as may be necessary or required:

3.6.1  (a) by the UK Listing Authority and the London Stock Exchange for the purposes of obtaining formal approval of the Prospectus and obtaining UK Admission, and (b) in this connection to comply with the Listing Rules, the Prospectus Rules the Admission and Disclosure Standards, the FSMA and the Companies Act and (c) by Euroclear for the purposes of obtaining permission for the admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST; and

3.6.2  (a) by the Hong Kong Stock Exchange for the purposes of obtaining formal approval of the Prospectus and obtaining HK Listing, (b) in this connection to comply with the HK Listing Rules, the CO and the SFO and (c) by HKSCC for admission of any of the Nil Paid Rights as eligible securities for deposit, clearance and settlement in CCASS.

3.7  The Company shall notify the Sponsor and the Banks immediately it becomes aware of any matter referred to in section 87G(1) of the FSMA which arises between the time that the Prospectus is formally approved by the UK Listing Authority and 11.00 a.m. on the Acceptance Date. The Company shall deal with every such matter in accordance with section 87G of the FSMA, the Listing Rules, the Prospectus Rules and the HK Listing Rules and will consult GSI, JPMC and JPMSL as to the contents of any Supplementary Prospectus and comply with all reasonable requirements of GSI, JPMC and JPMSL in relation thereto.

3.8  The Company shall procure (to the extent that it lies in its power to do so) to be communicated or delivered to the Banks and the Sponsor all such information and documents (signed by the appropriate person where so required) as the Banks and the Sponsor may reasonably require to enable them to discharge their obligations hereunder and pursuant to or in connection with obtaining Admission, the Rights Issue or as may be required to comply with the requirements of the FSMA, the FSA, the London Stock Exchange, the CO, the SFO or the Hong Kong Stock Exchange in connection with such matters.

3.9  If, as a result of its obligations pursuant to this Agreement, any Underwriter prima facie becomes subject to an obligation to make a mandatory offer for the Company under the City Code or the Hong Kong Code, the Company agrees to support an application to the Panel for a waiver thereof (whether pursuant to note 7 to Rule 9.1 of the City Code or otherwise).

3.10  The Sponsor and the Banks shall use their respective reasonable endeavours to provide the Company with such assistance as the Company shall reasonably request in connection with the procedural steps required for the satisfaction of the Conditions and the performance of its obligations under Clauses 2, 3 and 4 of this Agreement.

4  Approval, release and delivery of documents

4.1  The Company agrees to conduct the Rights Issue in accordance with the arrangements set out in the Press Announcement, the Prospectus and the Circular (save as may otherwise be agreed by GSI, JPMC and JPMSL) and confirms to the Sponsor and the Banks that a meeting or meetings of the Board (or a duly constituted committee of the Board) has been held which has:

4.1.1  authorised the Company to enter into and perform its obligations under this Agreement, the Option Deed, the Subscription and Transfer Deed, the Receiving Agent Agreement and the Rights Agency Agreement;

4.1.2  approved the form and release of the Press Announcement;

4.1.3  approved the form of the Draft Prospectus, the Draft U.S. Prospectus, the Circular and the Form of Proxy and authorised and approved the publication of the Prospectus, the U.S. Prospectus, the Circular, the Form of Proxy, each of the other Relevant Documents and all other documents connected with the Rights Issue and Admission, as appropriate;

4.1.4  approved the making of the Rights Issue;

4.1.5  approved the making of the applications for Admission;

4.1.6  approved the making of an application to (i) Euroclear for admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST and (ii) HKSCC for admission of the Nil Paid Rights as eligible securities for deposit, clearance and settlement in CCASS; and

4.1.7  authorised all necessary steps to be taken by the Company in connection with each of the above matters.

4.2  Before the Press Announcement and the Results Announcement are released, the Company shall deliver the documents referred to in Part A of Schedule 2 to the Banks and the Sponsor.

4.3  The Company shall procure delivery of the Press Announcement and the Results Announcement to a Regulatory Information Service for release not later than 7.30 a.m. on the date of this Agreement and authorises the Underwriters to deliver the Press Announcement to any potential sub-underwriters of the New Shares. The Company shall procure publication of the Press Announcement on the Hong Kong Stock Exchange’s website pursuant to the HK Listing Rules by not later than 5:00 p.m. (Hong Kong time) on the date of this Agreement.

4.4  Before despatching the Circular and the Form of Proxy, the Company shall deliver the documents referred to in Part B of Schedule 2 to the Sponsor and the Banks.

4.5  The Company shall despatch the Circular and the Form of Proxy to Ordinary Shareholders (save as agreed with the Joint Global Coordinators) as soon as practicable and in any event by 3 March 2009.

4.6  Before publishing the Prospectus and the U.S. Prospectus, the Company shall deliver the documents referred to in Part C of Schedule 2 to the Sponsor and the Banks.

4.7  Subject to the UK Listing Authority having formally approved the Prospectus for the purpose of the Listing Rules and the Prospectus Rules, the Hong Kong Stock Exchange having formally approved the Prospectus for the purpose of the HK Listing Rules and the Prospectus having been registered with the Hong Kong Companies Registry, the Company shall

4.7.1  by no later than the EGM Date (or such later date as the Company on the one hand and GSI, JPMC and JPMSL (acting on behalf of the Banks) on the other may agree in writing) make the Prospectus available in accordance with paragraph 3.2 of the Prospectus Rules and make available to the Sponsor and the Banks such number of copies of the Prospectus and the U.S. Prospectus as they may reasonably require; and

4.7.2  by no later than the EGM Date (or such later date as the Company on the one hand and GSI, JPMC and JPMSL (acting on behalf of the Banks) on the other may agree in writing) despatch the Shareholder Guide to Ordinary Shareholders and the Prospectus to HK Shareholders in accordance with the HK Listing Rules other than, save as may be agreed with GSI, JPMC and JPMSL, the Excluded Territories Shareholders, and take such additional steps as may be required to publish the Prospectus as required by relevant law.

4.8  Before publishing any Supplementary Prospectus, the Company shall deliver the documents referred to in Part D of Schedule 2 to the Sponsor and the Banks.

4.9  Before UK Admission, the Company shall deliver the documents referred to in Part E of Schedule 2 to the Sponsor and the Banks.

4.10  The Company shall procure that:

4.10.1  subject to Clause 4.10.3 below, the Provisional Allotment Letters are despatched to Qualifying Non-CREST/CCASS Holders other than Excluded Territories Shareholders by the last post on the date the Resolutions are passed (or such later date as may be agreed with GSI, JPMC and JPMSL in writing);

4.10.2  subject to Clause 4.10.3 below, the Registrar instructs Euroclear/HKSCC to credit the stock accounts in CREST/CCASS of Qualifying CREST/CCASS Holders other than Excluded Territories Shareholders with their entitlements to Nil Paid Rights so that they are credited to stock accounts in CREST by 8.00 a.m. (UK time) on 20 March 2009 (or such later date as may be agreed with GSI, JPMC and JPMSL in writing) and to stock accounts in CCASS by 9.30 a.m. (HK time) on 23 March 2009 (or such later date as may be agreed with GSI, JPMC and JPMSL in writing);

4.10.3  except as may be agreed with GSI, JPMC and JPMSL in writing, none of the Prospectus, the U.S. Prospectus, the Final U.S. Prospectus (if applicable) or any Provisional Allotment Letters are sent to Excluded Territories Shareholders (in the case of such shareholders who hold their Ordinary Shares in certificated form) who have not given the Company an address in the United Kingdom or Hong Kong for the service of notices on them; nor are the stock accounts of Excluded Territories Shareholders credited with Nil Paid Rights (in the case of such shareholders who hold their Ordinary Shares in uncertificated form), save that the Company may also permit any other shareholders to take up their Share Rights if they are able to demonstrate to the satisfaction of the Company, GSI, JPMC and JPMSL that they may do so without contravening any registration or other legal requirements in any jurisdiction.

4.11  Any entitlement of Excluded Territories Shareholders or Restricted Territories Shareholders who are not able to, or do not, take up New Shares provisionally allotted to them shall be dealt with in accordance with Clause 8.

4.12  No later than five Dealing Days prior to the EGM Date, the Company shall give the Sponsor an undated letter from the Company to Euroclear confirming that each condition to enable the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST has been satisfied. Immediately after UK Admission, the Sponsor shall date the letter and deliver it to Euroclear.

4.13  Before the Rump Settlement Date / Delivery Date, the Company shall deliver the documents referred to in Part F of Schedule 2 to the Sponsor and the Banks.

4.14  The Company undertakes to procure that as soon as practicable the relevant announcements referred to (i) in paragraphs 9.5.5R and 9.6.4R of the Listing Rules shall be lodged with a Regulatory Information Service and (ii) rule 12.10 of the HK Listing Rules shall be published on the Hong Kong Stock Exchange’s website pursuant to the HK Listing Rules, as required by such paragraphs.

5  Appointments

5.1  The Company confirms its appointment of GSI as Sponsor and corporate broker in connection with the proposed Admission of the New Shares.

5.2  The Company confirms that the appointment in Clause 5.1 confers on GSI all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as Sponsor and corporate broker. The Company will ratify and confirm all actions which GSI lawfully and properly takes pursuant to this appointment.

5.3  The Company acknowledges and agrees that none of the Banks and the Sponsor are responsible for and have not authorised and will not authorise the contents of the Prospectus, the U.S. Prospectus, the Final U.S. Prospectus (if applicable) or any Supplementary Prospectus and that the Banks and the Sponsor have not been requested to verify, nor are, nor shall be, responsible for verifying, the accuracy, completeness or fairness of any information in any of the Relevant Documents or the Registration Statement (or any supplement or amendment to any of the foregoing).

5.4  The Company consents to the Sponsor disclosing to the FSA at any time before or after Admission, any information which it in its absolute discretion deems to relate to the Company and to address non-compliance with the Listing Rules and/or the Disclosure Rules and Transparency Rules provided that where legally permitted and practicable the Sponsor notifies the Company prior to making, and consults as to the timing and manner of, such disclosure.

5.5  The Company irrevocably authorises each of GSI, JPMC and JPMSL to give to the Registrars and/or Euroclear/HKSCC any instructions consistent with this Agreement and/or the Relevant Documents that it reasonably considers to be necessary for, or incidental to, the performance of its functions as sponsor, bookrunner or underwriter (as the case may be).

5.6  The Company acknowledges that the Sponsor’s responsibilities as sponsor pursuant to the Listing Rules are owed solely to the FSA and that agreeing to act as sponsor does not of itself extend any duties or obligations to any one else, including the Company.

5.7  The Company confirms the appointment of GSI, JPMC and HSBC IB as joint bookrunners and joint global coordinators in relation to the Rights Issue (with HSBC IB also being appointed as corporate broker) on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.8  The Company confirms that the appointment in Clause 5.7 confers on each of GSI, JPMC and HSBC IB all powers, authorities and discretions which are necessary for, or reasonably incidental to, the performance of its functions as joint bookrunner and joint global coordinator (including the appointment of such agents and affiliates as it reasonably deems appropriate, provided they are either an affiliate or a person to whom the Company has consented in writing (such consent not to be unreasonably withheld or delayed)). The Company will ratify and confirm all actions which GSI, JPMC or HSBC IB lawfully and properly takes pursuant to this appointment.

5.9  The Company confirms the appointment of each of the Underwriters as underwriter for the purposes of coordinating and underwriting the Rights Issue on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.10  The Company confirms that the appointments in Clause 5.9 confer on each of the Underwriters all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as underwriter (including the appointment of such agents and affiliates as it reasonably deems appropriate, provided they are either an affiliate or a person to whom the Company has consented in writing (such consent not to be unreasonably withheld or delayed)). The Company will ratify and confirm all actions which an Underwriter lawfully and properly takes pursuant to this appointment.

5.11  The Company confirms the appointment of the Co Bookrunners, the Senior Co Lead Managers and the Co Lead Managers as co bookrunners, senior co lead managers and co lead managers, respectively, in relation to the Rights Issue on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.12  The Company confirms that the appointment in Clause 5.11 confers on each of the Co Bookrunners, the Senior Co Lead Managers and the Co Lead Managers, respectively, all powers, authorities and discretions which are necessary for, or reasonably incidental to, the performance of its functions as co bookrunner, senior co lead manager or co lead manager (including the appointment of such agents and affiliates as it reasonably deems appropriate, provided they are either an affiliate or a person to whom the Company has consented in writing (such consent not to be unreasonably withheld or delayed)). The Company will ratify and confirm all actions which any Co Bookrunner, Senior Co Lead Manager or Co Lead Manager lawfully and properly takes pursuant to this appointment.

6  Allotment

6.1  Subject to:

6.1.1  the formal approval by the UK Listing Authority and the Hong Kong Stock Exchange of the Prospectus by not later than the date on which the Company publishes the Prospectus;

6.1.2  (i) the UK Listing Authority having granted permission for the New Shares (nil paid and fully paid) to be admitted to the Official List and the London Stock Exchange having granted permission for the New Shares (nil paid and fully paid) to be admitted to trading on its main market for listed securities and the admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST (subject only to the allotment of the New Shares) (ii) the Hong Kong Stock Exchange having granted listing of and permission to deal in the New Shares (nil paid and fully paid) and the admission of the Nil Paid Rights as eligible securities for deposit, clearance and settlement in CCASS, and (iii) the NYSE having granted permission for the listing of the New Shares and the New ADSs; and

6.1.3  the passing of the Resolutions in accordance with Clause 2.1.6,

the Company shall provisionally allot the New Shares (nil paid) on the EGM Date to all Qualifying Shareholders pursuant to a resolution of the Board.

6.2  The allotment of the New Shares shall be made upon the terms and subject to the conditions to be set out in the Prospectus and to be set out in the relevant Provisional Allotment Letter and on the basis referred to in Clause 6.4 for acceptance and payment in full by not later than 11.00 a.m. (UK time), 4.00 p.m. (Hong Kong time) or 5.00 p.m. (Bermuda time) on the Acceptance Date. New Shares representing the aggregate of fractions of New Shares shall be provisionally allotted as directed by the Underwriters and dealt with in accordance with Clause 7.

6.3  The Company may only exercise its right in paragraph 3.2(h) of Part VIII of the Prospectus (and the equivalent provision of the U.S. Prospectus) in relation to Qualifying CREST/CCASS Holders to allot and issue the Nil Paid Rights, the Fully Paid Rights or the New Shares in certificated form if it has first obtained the written consent of GSI, JPMC and JPMSL (such consent not to be unreasonably withheld or delayed).

6.4  By not later than 5.00 p.m. on the day that falls two days after the Acceptance Date, the Company will confirm the provisional allotments of the New Shares which have been taken up pursuant to a resolution of the Board and cancel the provisional allotments of the New Shares which have not been taken up. By not later than the first Business Day after the Relevant Time, the Company will allot a number of New Shares equal to the number of New Shares for which provisional allotments were not taken up in favour of the persons who, pursuant to Clauses 8.5 and/or 9.1, are to subscribe for such New Shares, pursuant to a resolution of the Board, save that where any such allotment of New Shares is in favour of the Underwriters pursuant to Clause 9.1, such allotment shall be provisional and subject to the terms set out in Clause 9.5.

6.5  In the event of any Section 87G Matter (as defined in Clause 6.7 below) arising prior to the Acceptance Date:

6.5.1  GSI, JPMC and JPMSL, acting in good faith after consultation with the Company, and subject to paragraph 7.20 of the HK Listing Rules and section 44A(2) of the CO may give notice to the Company of an extension to the timetable for the Rights Issue by two Dealing Days, in which case Clauses 6.5.2 and 6.5.3 below shall apply;

6.5.2  the periods within which the Underwriters shall be required to perform their obligations under this Agreement which are due for performance after the Acceptance Date shall be extended so as to end at the expiry of the relevant interval after the day which is two Business Days after such extended Acceptance Date and the Company shall make a public announcement, at the request of GSI, JPMC and JPMSL and at a time and in a form reasonably satisfactory to them, of the extension of the timetable for the Rights Issue; and

6.5.3  the Company shall execute such documents (including, without limitation, any agreement varying the terms of this Agreement) and do such acts and things as GSI, JPMC and JPMSL shall reasonably require for the purpose of giving full effect to the extension of the timetable for the Rights Issue as contemplated by Clause 6.5.1 above.

6.6  Each of the Underwriters irrevocably waives any statutory right to withdraw acceptances which may arise pursuant to Section 87Q(4) of the FSMA on the publication of a Supplementary Prospectus and the Underwriters undertake not to rely on Section 87Q(4) of the FSMA in such circumstances to avoid their obligations under Clause 9. For the avoidance of doubt, this Clause 6.6 does not affect the conditions set out under Clause 2 or the termination rights of the Underwriters under Clause 16. The Underwriters will procure that the sub-underwriting letter it enters into with sub-underwriters will contain an equivalent undertaking to that contained in this Clause 6.6.

6.7  For the purpose of Clause 6.5, a “Section 87G Matter” means any matter referred to in Section 87G of the FSMA which arises between the time that the Prospectus is formally approved by the FSA and the Acceptance Date.

6.8  The New Shares, when issued and fully paid, will rank pari passu in all respects with the existing issued Ordinary Shares (except in respect of the fourth interim dividend of US$0.10 per Ordinary Share for the financial year ended 31 December 2008 announced by the Company on or about the date hereof) and will be free from all liens, charges, encumbrances and equitable interests.

7  Sale of fractional entitlements

7.1  Immediately following the close of business on the EGM Date, the Company shall inform each of the Joint Global Coordinators of the number of New Shares representing the aggregate of fractional entitlements. The Joint Global Coordinators shall (acting as agents for the Company) use their reasonable endeavours to procure that all or as many as is reasonably practicable of those Nil Paid Rights are sold at a premium in excess of the expenses of sale (including, without limitation, any related VAT) as soon as practicable after UK Admission.

7.2  The Joint Global Coordinators shall, as soon as reasonably practicable and in any event by no later than the Acceptance Date, inform the Company and the Receiving Agent of the number of New Shares to be issued to buyers procured pursuant to Clause 7.1 (and specifying the number requested to be issued in certificated form and the number requested to be issued in uncertificated form). As soon as reasonably practicable after the Joint Global Coordinators shall have so notified the Company:

7.2.1  the Company shall deliver to HSBC IB on behalf of itself and the other Joint Global Coordinators, or as it shall direct, nil-paid split Provisional Allotment Letters in respect of those Nil Paid Rights so placed which purchasers have requested to receive in certificated form, in the names and denominations required by them and specifying where New Shares are to be held on a branch register; and

7.2.2  the Company shall procure that the Receiving Agent instructs Euroclear and HKSCC to credit the stock accounts in CREST and CCASS, as the case may be, (in each case, notified by the Joint Global Coordinators) with the number of Nil Paid Rights that they require in respect of those New Shares so sold which purchasers have requested to receive in uncertificated form, and after the Company has complied with its obligations in Clauses 7.2.1 and 7.2.2, the Joint Global Coordinators shall forthwith account to the Receiving Agent in pounds sterling for the net proceeds of sale of those Nil Paid Rights that have been placed and the Company shall ensure that the net proceeds of sale are dealt with in accordance with Clause 7.3.

7.3  It shall be a term of each sale referred to in Clause 7.1 that the proceeds of sale shall be paid to the appropriate Receiving Agent Proceeds Account, on the terms set out in the Receiving Agent Agreement.

7.4  The Joint Global Coordinators shall have absolute discretion to procure such purchasers of Nil Paid Rights as they think fit and to determine the number of Nil Paid Rights which each such purchaser acquires.

7.5  If the Nil Paid Rights referred to in Clause 7.1 have not been sold by the time set out in Clause 8.5, they shall be dealt with in accordance with Clause 8 and Clause 9. Any net proceeds of subscription in respect of such Nil Paid Rights receivable by the Underwriters pursuant to Clause 8.5 will be paid to the appropriate Receiving Agent Proceeds Account, on the terms set out in the Receiving Agent Agreement and will be treated as if they were net proceeds of sale for the purposes of Clause 7.3.

8  Underwritten Shares not taken up

8.1  If, by the latest acceptance time on the Acceptance Date, all the Underwritten Shares shall have been taken up, or are subsequently deemed to have been taken up pursuant to Schedule 1, the Underwriters’ obligations under Clauses 8 and 9 shall cease.

8.2  Whether or not any Underwritten Share shall have been taken up shall be determined in accordance with the provisions of Schedule 1 and the parties agree to give effect to the provisions of Schedule 1.

8.3  As soon as practicable after the latest acceptance time on the Acceptance Date and by not later than 5.00 p.m. on the day that falls two days after the Acceptance Date, the Company will (or will procure that the Receiving Agent will) notify the Underwriters in writing of the number of Underwritten Shares which have not been taken up.

8.4  If any Underwritten Shares have not been taken up, the Company undertakes to file with the Commission, on the Notification Date (or, if such day is not a Business Day, on the first Business Day thereafter), a prospectus supplement required to be filed pursuant to an undertaking by the Company pursuant to Item 512(c) of Regulation S-K under the Securities Act for use in connection with any placing of such Underwritten Shares pursuant to Clause 8.5 in the United States in the form of New Shares or New ADSs in a form approved by GSI, JPMC and JPMSL (the “U.S. Prospectus Supplement” and, together with the U.S. Prospectus, the “Final U.S. Prospectus”).

8.5  The Joint Global Coordinators will severally use reasonable endeavours (as agents of the Company) to procure subscriber(s) for New Shares (including, where relevant, in the form of New ADSs) equivalent to the number of Underwritten Shares which are not taken up (or, at their discretion, for as many as can be so procured) upon the terms (in so far as the same are applicable) of the Prospectus, the Provisional Allotment Letter and the Final U.S. Prospectus as soon as reasonably practicable after the Notification Date and in any event by not later than 4.30 p.m. on the third Dealing Day after the Notification Date if an amount which is not less than the total of the Share Subscription Price multiplied by the number of such New Shares for which subscriber(s) are so procured and the expenses of procurement (including any applicable brokerage, transaction levies, trading fees and commissions, currency conversion costs and amounts in respect of VAT which are not recoverable) can be obtained. Any subscribers so procured by the Joint Global Coordinators shall subscribe for the New Shares (including in the form of New ADSs) at the Share Subscription Price or the ADS Subscription Price, as the case may be, and any amount in excess of the Share Subscription Price or the ADS Subscription Price, as the case may be, shall be paid by the subscriber and received by the Joint Global Coordinators on the basis that the same shall be applied in meeting the Joint Global Coordinators’ expenses of procuring such subscription (including any applicable brokerage, transaction levies, trading fees and commissions, currency conversion costs and amounts in respect of VAT which are not recoverable) and that any balance remaining shall be received as agent for and payable to non-accepting Qualifying Shareholders in accordance with Clause 8.8. The Joint Global Coordinators shall not be obliged to endeavour to procure such subscriber(s) and may, at any time on or after the Notification Date, cease to endeavour to procure any such subscriber(s) if, in their opinion, it is unlikely that any such subscriber(s) can be so procured by such time and on the terms referred to above or if the procurement of subscribers would give rise to a breach of law, whereupon the Joint Global Coordinators shall not be under any obligation to endeavour to procure any such subscriber(s).

8.6  Each of the Joint Global Coordinators severally agrees to comply with the terms of the Selling Restrictions in seeking to procure subscribers for the purpose of Clause 8.5. Subject to compliance with the Selling Restrictions, each of the Joint Global Coordinators shall have absolute discretion to use its reasonable endeavours to procure such subscribers in the manner and otherwise as it thinks fit. The Joint Global Coordinators shall, by agreement between themselves, determine the number of New Shares (including, where relevant, in the form of New ADSs) that each such subscriber acquires.

8.7  The Joint Global Coordinators shall:

8.7.1  by not later than the first Business Day after the Relevant Time inform the Company of the number of New Shares and New ADSs to be issued (and specify the relevant share register) in each of certificated form and uncertificated form to subscribers procured pursuant to Clause 8.5; and

8.7.2  in respect of the amounts received by the Joint Global Coordinators in accordance with Clause 8.5 (and after deduction of the expenses of procuring subscribers, including currency conversion costs and amounts in respect of VAT which are not recoverable), by not later than the third Dealing Day after the Relevant Time, procure payment in pounds sterling to:

(i) the appropriate Receiving Agent Proceeds Account, on the terms set out in the Receiving Agent Agreement, of the Share Subscription Price in respect of the New Shares and the ADS Subscription Price in respect of the New ADSs for which subscribers are procured pursuant to Clause 8.5; and

(ii) the appropriate Receiving Agent Proceeds Account, on the terms set out in the Receiving Agent Agreement, (on behalf of the persons, and in the proportions, referred to in Clause 8.8) of the balance, against the issue of New Shares or New ADSs, as the case may be, in certificated form in such names and denominations as specified by the Joint Global Coordinators pursuant to Clause 8.7.1 above in respect of the New Shares and New ADSs to be issued in certificated form and subject to Euroclear/HKSCC crediting the Joint Global Coordinators’ (or their nominees’) stock accounts in CREST/CCASS (notified by the Joint Global Coordinators) with the number of New Shares and the Depository crediting the Joint Global Coordinators’ (or their nominees’) accounts at DTC (in each case notified by the Joint Global Coordinators) with the number of New ADSs specified by the Joint Global Coordinators pursuant to Clause 8.7.1 above in respect of the New Shares to be issued in uncertificated form (such date being the “Rump Settlement Date”).

8.8  The Company shall procure that the Receiving Agent makes payment of the amount received by the Receiving Agent pursuant to Clause 8.7.2(ii) to the non-accepting Qualifying Shareholders to whom New Shares were provisionally allotted pro rata to their lapsed provisional entitlements as soon as practicable after receipt (save that individual amounts of less than £5.00 will not be so paid but will be paid to the Company for its own benefit). If the Nil Paid Rights were in certificated form when they lapsed, such payment shall be made to the person whose name and address appears on page one of the Provisional Allotment Letter relating to those Nil Paid Rights. If the Nil Paid Rights were in uncertificated form when they lapsed, such payment shall be made to the person registered as the holder of those Nil Paid Rights when they were disabled in CREST/CCASS.

8.9  In the absence of any fraud or wilful default by the Joint Global Coordinators which has been finally determined by a court of competent jurisdiction to have occurred, the Joint Global Coordinators shall not be responsible, whether to the Company, any Qualifying Shareholder, any other shareholder or otherwise, for any loss or damage to any person arising from any such transactions as are mentioned in this Clause 8 or for any insufficiency or alleged insufficiency of any dealing price at which subscribers for New Shares (including, where relevant, in the form of New ADSs) may be procured by it or for the timing of any such subscription or for any determination by the Joint Global Coordinators to cease to endeavour to procure such subscribers.

9  Underwriting

9.1  If and to the extent that the Joint Global Coordinators are unable to procure subscribers in accordance with Clause 8.5, the Underwriters, as underwriters, shall procure subscribers or themselves subscribe (subject to Clause 9.4) at the Share Subscription Price for the Underwritten Shares (including at their election in the form of ADSs in which case such subscription shall be at the ADS Subscription Price) not otherwise taken up and for which subscribers are not procured under Clause 8.5. The obligations of the Underwriters in this Clause 9.1 are several and not joint and each Underwriter shall be responsible only for its Proportionate Share of the Underwritten Shares not otherwise taken up as set out below:

Underwriter	Maximum number of New Shares underwritten

GSI	1,020,277,038
JPMSL	1,020,277,038
Each Co Bookrunner	See Schedule 6
Each Senior Co Lead Manager	See Part I of Schedule 7
Each Co Lead Manager	See Part II of Schedule 7

and for the avoidance of doubt no Underwriter shall have any liability or obligation in respect of any default by another.

9.2  Each Underwriter shall, not later than the close of business on the third Dealing Day after the Relevant Time, pay, or procure payment of, the Share Subscription Price for the New Shares subscribed by it under Clause 9.1 (or, where applicable, for which it has procured subscribers) to the appropriate Receiving Agent Proceeds Account, on the terms set out in the Receiving Agent Agreement, against credit of fully paid securities representing those New Shares to the uncertificated securities account of such Underwriter as notified by it to the Company and the Receiving Agent, including, at the option of such Underwriter, in the form of New ADSs credited to the account of such Underwriter at DTC. The date that such securities are credited to the account of the Underwriters shall be the “Delivery Date”. Upon compliance with this Clause 9.2 by the relevant Underwriter, that Underwriter will be under no further liability to the Company in respect of its obligations under Clause 9.1. The consideration received by the Company for the issue and allotment of the New Shares shall be the transfer of certain Newco Ordinary Shares and Preference Shares by Newco Subscriber to the Company in accordance with the Subscription and Transfer Deed.

9.3  Any subscription for New Shares under Clause 8.5 or Clause 9.1 will be made on the terms and conditions and on the basis of the information contained in the Relevant Documents (except as regards the time and method for acceptance and payment but expressly subject to the trust arrangements referred to in the terms and conditions of the Rights Issue) so far as they are applicable, subject to the memorandum and articles of association of the Company and, in the case of any subscription under Clause 9.1, on the terms of this Agreement.

9.4  Without prejudice to the Underwriters’ obligation to underwrite the issue of New Shares on the basis of and subject to the terms of this Agreement, if the allotment and/or issue and/or delivery of the New Shares (including in the form of ADSs) pursuant to this Agreement or the performance by the Underwriters of their several obligations under this Agreement would give rise to a Regulatory Approval, such Underwriter (the “Relevant Underwriter”) will immediately give written notice to the Company giving details of such Regulatory Approval, and the Relevant Underwriter and the Company will consult together and take all such steps as are necessary in order to ensure that a breach of the relevant legal or regulatory restrictions requiring Regulatory Approval does not occur or that the relevant legal and/or regulatory restrictions relating to a Regulatory Approval are complied with (or otherwise not breached). Unless the Company and the Relevant Underwriter agree otherwise, to the extent that the issue or delivery of New Shares (including in the form of ADSs) pursuant to this Agreement or the performance by the Relevant Underwriter of its obligations under this Agreement would give rise to a Regulatory Approval which has not been obtained, or result in a breach of the relevant legal and/or regulatory restrictions, the allotment and/or issue and/or delivery of New Shares (including in the form of ADSs) to the Relevant Underwriter will be delayed until such time or times as may be requested by the Relevant Underwriter, provided that such time or times shall be no later than 11.00 a.m. on the date that falls 12 months after the date of this Agreement. No such delay in the allotment and/or issue and/or delivery of New Shares (including in the form of ADSs) will delay the due date for payment to the Company for such New Shares and, once made, any such payment shall not be refundable. The Company agrees to issue the number of New Shares requested by the Relevant Underwriter within three Dealing Days of such a request and, if a dividend or other distribution is paid or made in respect of any New Shares that are issued, to pay or distribute an equivalent amount to the Relevant Underwriter in respect of each of the New Shares that would have been issued but for a delay in its issue due to this Clause 9.4.

9.5  The Underwriters may use the U.S. Prospectus in connection with any resale of New Shares (including in the form of New ADSs) subscribed for pursuant to Clause 9.1 and the Company agrees to prepare and file with the Commission on a timely basis a prospectus supplement in connection with such sales upon request by any Underwriter and supply such Underwriter with such number of electronic and printed copies in New York and London of the U.S. Prospectus and such prospectus supplement as they may reasonably request on at least two days’ notice. The price at which such New Shares or New ADSs are offered and sold may be equal to, less than or greater than the Share Subscription Price or the ADS Subscription Price, as the case may be.

10  Commissions and expenses

10.1  The Company shall pay the Banks an aggregate base fee of 2.75 per cent. of the aggregate sale proceeds of the Rights Issue in consideration for their services under this Agreement.

10.2  Such commissions shall be paid by the Company together with an additional amount in respect of any applicable VAT (such VAT to be paid by the Company within 10 Business Days after the issue by any Underwriter of a valid VAT invoice).

10.3  In addition to the fees described in Clause 10.1 above, the Company may, in its sole discretion, pay the Banks a discretionary fee equal to 0.5 per cent. of the aggregate sale proceeds of the Rights Issue, the allocation of such discretionary fee between the Banks to be at the sole discretion of the Company. Such discretionary fee shall be determined taking into consideration any advisory work carried out by the Banks and their preparation and execution of the Rights Issue. Such commission shall be payable together with an additional amount in respect of any applicable VAT (such VAT to be paid by the Company within 10 Business Days after the issue by the relevant Bank of a valid VAT invoice).

10.4  The Company’s obligation to pay the commissions set out in Clause 10.1 and any discretionary fee under Clause 10.3 shall be conditional on Admission and the obligations of the Underwriters under this Agreement having become unconditional and not having been terminated in accordance with their terms prior to Admission.

10.5  The Company shall pay the amounts payable to the Underwriters by not later than the third Dealing Day following the Relevant Time. Without prejudice to their right to receive payment directly from the Company pursuant to this Clause 10.5, the Banks shall be entitled and are authorised to deduct some or all of such amounts and any other fee and any expense which the Company has agreed to pay the Banks from any amount otherwise payable by the Banks to the Company under this Agreement or at their election to treat some or all of such amounts as satisfied by taking it into account in the Total “A” Preference Subscription Price or the Total “B” Preference Subscription Price (each as defined in the Subscription and Transfer Deed) for the Preference Shares.

10.6  Out of the commissions referred to in this Clause 10, it is the responsibility of the Banks to pay any sub-underwriting commissions (being commissions of a total of         of the value, at the Share Subscription Price, of the Underwritten Shares being sub-underwritten) payable to such persons (if any) as the Banks may procure to subscribe New Shares and the Company shall have no obligations or liability whatsoever in respect of any such sub-underwriting commissions.

10.7  In addition to the fees and commissions referred to in Clauses 10.1 and 10.3 the Company shall pay (whether or not the Banks’ and the Sponsor’s obligations under this Agreement become unconditional) all costs and expenses of, or in connection with, the Rights Issue, the EGM, the allotment and issue of the New Shares and New ADSs, this Agreement, the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement. This shall include (but shall not be limited to) the NYSE, UK Listing Authority, London Stock Exchange, Euronext Paris, Bermuda Stock Exchange and Hong Kong Stock Exchange listing and trading fees, other regulatory fees and expenses (including in connection with the registration of the New Shares under the Securities Act and the review and qualification of the Rights Issue by the Financial Industry Regulatory Authority), printing and advertising costs, postage, the Receiving Agent’s charges, its own, GSI’s, JPMC’s and JPMSL’s legal and other out-of-pocket expenses, all accountancy and other professional fees, public relations fees and expenses and all stamp duty and stamp duty reserve tax (if any) and other similar duties and taxes (each a “Transfer Tax”) but shall not include any recoverable VAT or tax incurred by any of the Banks or the Sponsor (as relevant) on its actual net income, profits or gains, provided that the Company shall not be liable for any Transfer Tax:

(i) to the extent it arises as a result of any subsequent sales of the New Shares or New ADSs by any Underwriter following the subscription by such Underwriter under Clause 9 or by any subscriber for New Shares or New ADSs;

(ii) to the extent it arises as a result of negligence or wilful default of the Banks or the Sponsor;

(iii) to the extent it arises or is increased as a result of any GSI Indemnified Person or JPMC Indemnified Person, as applicable (or its agent):

(a) signing or executing the transfer of the Preference Shares or the Newco Ordinary Shares in the United Kingdom; or

(b) bringing any such documents into the United Kingdom except for the purposes of enforcing any rights in connection with the Preference Shares or the Newco Ordinary Shares; or

(iv) payable under sections 67, 70, 93 or 96 of the Finance Act 1986.

The Company shall immediately on request pay or reimburse GSI, JPMC and JPMSL the amount of any out of pocket expenses which are to be borne by the Company under this Clause 10.7 and which they have paid, such payments being subject to a maximum aggregate limit of £100,000 for GSI and £100,000 for JPMC and JPMSL together (in each case excluding legal costs and associated out of pocket expenses). References in this Clause 10.7 to New Shares include Nil Paid Rights, Fully Paid Rights and any interest in, or rights to allotment of, New Shares.

10.8  Where, pursuant to this Agreement, a fee, commission or sum is paid or reimbursed to a Bank or an Indemnified Person, the Company shall also pay to that Bank or Indemnified Person in respect of VAT:

10.8.1  where the payment or reimbursement constitutes the consideration or part of it for any supply of services by that Bank to the Company, such amount as equals any VAT properly charged thereon (such VAT to be paid by the Company within 10 Dealing Days after the issue by the payee of a valid VAT invoice);

10.8.2  (except where 10.8.3 below applies) such amount as equals any VAT charged to that Bank in respect of any cost, charge or expense which gives rise to or is reflected in the payment or reimbursement and which that Bank certifies is not recoverable by it by repayment or credit, that certificate to be conclusive save in the case of manifest error; and

10.8.3  on any payment or reimbursement in respect of or indemnification for costs, charges or expenses incurred by that Bank as agent for the Company (excluding where section 47(2A) or section 47(3) Value Added Tax Act 1994 applies), such amount as equals the amount included in the costs, charges or expenses in respect of VAT, provided that in such a case the Bank will use reasonable endeavours to procure that the actual supplier of the goods or services which the Bank received as agent issues its own VAT invoice directly to the Company.

11  Restrictions on actions and announcements

11.1  The Company undertakes that it will not at any time prior to the Delivery Date or, if earlier, the date that the Sponsor’s and the Banks’ Obligations under this Agreement cease in accordance with Clause 2.3 or Clause 16.1 make any formal public announcement (save in respect of any announcement in connection with any matter arising in the ordinary course of business of the Group that is not material in the context of the Rights Issue or the underwriting of the New Shares) in relation to the Company, the Group, Admission or the Rights Issue or otherwise relating to the assets, liabilities, profits, losses, financial or trading condition or prospects of the Company or the Group or relating to any matters, events or circumstances which may be necessary to be made known to the public in order to enable the shareholders of the Company and the public to appraise the position of the Company or to avoid the establishment of a false market in its securities, either individually or jointly with any other person (including, without limitation, any matter whatsoever which would require notification by the Company to a Regulatory Information Service in accordance with the provisions of the Listing Rules and/or the HK Listing Rules), without first, where reasonably practicable: (a) notifying GSI, JPMC and JPMSL as to the content, form and manner of publication of such announcement, advertisement, statement or communication; (b) making available drafts of any such announcement, advertisement, statement or communication to GSI, JPMC and JPMSL in sufficient time prior to its publication to allow GSI, JPMC and JPMSL an opportunity to consider and comment on the same; and (c) consulting with GSI, JPMC and JPMSL as to the content, form and manner of publication of such announcement, advertisement, statement or communication.

11.2  The Company agrees that, between the date hereof and the date falling 90 days after the Delivery Date (or, if earlier, the date that the Sponsor’s and the Banks’ Obligations under this Agreement cease in accordance with Clause 2.3 or Clause 16.1) it will not, without the prior written consent of GSI, JPMC and JPMSL (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, deposit into any depositary receipt facility or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or any other interest therein or file any registration statement under the Securities Act with respect to any of the foregoing (or publicly announce the same); or (ii) enter into any swap, forward sale, option or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap, forward sale, option, agreement or transaction described in (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Prospectus; (b) any Ordinary Shares issued or options to subscribe for Ordinary Shares granted pursuant to (aa) employee benefit plans of the Company disclosed in the Prospectus, or (bb) dividend reinvestment arrangements or other scrip dividend arrangements, in each case in accordance with normal practice; or (c) any such matters undertaken directly or indirectly in connection with financing a proposed acquisition.

11.3  The Company undertakes to make all such announcements concerning the Rights Issue as shall be necessary to comply with the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, the Admission and Disclosure Standards and section 118, sections 118A to 118C inclusive, section 397 of the FSMA and parts XIII and XIV of the SFO and the HK Listing Rules and any of the Banks or the Sponsor shall be entitled to make any such announcement if the Company fails (in the opinion of such Bank or Sponsor acting in good faith) promptly to fulfil its obligations under this Clause 11.3.

11.4  The provisions of Clause 11.1 shall not apply to any such public announcement if and to the extent that it is required by law or regulation (including the Listing Rules, the Disclosure and Transparency Rules, the Admission and Disclosure Standards and Section 118, Sections 118A to 118C inclusive and Section 397 of the FSMA), the HK Listing Rules or by the FSA or by the Hong Kong Stock Exchange or under the Regulations or the rules, practices and procedures laid down by Euroclear, provided that prior to the making or despatch thereof the Company shall (where practicable) consult with the Sponsor as to the content, timing and manner of making or despatch thereof.

12 Representations, warranties and undertakings

12.1  The Company represents, warrants and undertakes to each Bank and the Sponsor that each statement set out in Schedule 3 is true and accurate and not misleading at the date of this Agreement.

12.2  The representations and warranties given pursuant to Clause 12.1 shall remain true, accurate and correct at such time as the Prospectus, the U.S. Prospectus and the Final U.S. Prospectus (if applicable) are issued, at UK Admission and at such time as any Supplementary Prospectus shall be issued in accordance with this Agreement (whether before or after UK Admission), and at each of the Acceptance Date, the Time of Sale, the Rump Settlement Date and the Delivery Date and such representations and warranties shall be deemed to be repeated at each such date by reference to the facts and circumstances existing as at such date and the Company will deliver to the Banks a letter in the form set out in Schedule 4 prior to and with effect immediately before the Prospectus, the U.S. Prospectus and the Final U.S. Prospectus (if applicable) are issued, at UK Admission, and at such time as any Supplementary Prospectus shall be issued in accordance with this Agreement (whether before or after Admission) and at each of the Time of Sale, the Rump Settlement Date and the Delivery Date. The Company acknowledges that each of the Banks and the Sponsor is entering into this Agreement in reliance on such representations, warranties and undertakings. Each representation, warranty and undertaking shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other representation, warranty and undertaking or any other term of this Agreement. Save as expressly provided in this Agreement, no breach of warranty, representation or undertaking shall give rise to any right to terminate or rescind this Agreement.

12.3  For the purposes of Clause 12.2 (and any letter delivered pursuant to Clause 12.2), each of the representations and warranties deemed to be repeated at the dates and times specified therein and shall be qualified to the extent of any facts or information fairly disclosed in the Prospectus and the U.S. Prospectus, or the Final U.S. Prospectus (if applicable), as supplemented by any prospectus supplement issued in accordance with this Agreement on or prior to the date such representation or warranty is deemed to be repeated.

12.4  Except to the extent necessary to comply with applicable law and regulation, the Company shall not cause (insofar as it is within its control) or permit (insofar as it is able using its reasonable endeavours) (and shall procure that no other member of the Group nor any of its or their respective directors, officers, employees or agents shall cause (insofar as it is within the control of the relevant director, officer, employee or agent) or (so far as they are able using their reasonable endeavours) permit) any event to occur or omit to do anything between the date of this Agreement and the earlier of the Delivery Date or the date on which the Banks’ and the Sponsor’s obligations under this Agreement cease in accordance with Clause 2.3 and/or Clause 16.1 which would make any statement in Schedule 3 untrue, inaccurate or misleading if, in such case, such statement were repeated at such date by reference to the facts and circumstances then existing.

12.5  The Company shall promptly notify GSI, JPMC and JPMSL (giving reasonable details) if it comes to the knowledge of the Company or any Director prior to the earlier of the Delivery Date or the date on which the Banks’ and the Sponsor’s obligations under this Agreement cease in accordance with Clause 2.3 and/or Clause 16.1 that:

12.5.1  any statement in Schedule 3 was breached or untrue, inaccurate or misleading at the date of this Agreement; or

12.5.2  any statement in Schedule 3 which relates to a fact, matter or event after such statement was given will or is reasonably likely to prove to be untrue, inaccurate or misleading; or

12.5.3  any statement in Schedule 3 would be breached or untrue, inaccurate or misleading if repeated by reference to the facts and circumstances existing at any time during the period referred to in Clause 12.2, or if the Company is in breach of any of its obligations under this Agreement.

12.6  The Company agrees that the Underwriters and any sub-underwriter who acquires New Shares or New ADSs shall be entitled to the same remedies and rights of action against the Company, and to the same extent, as any person who acquires any New Shares or New ADSs pursuant to the Rights Issue on the basis of the Prospectus and the Provisional Allotment Letter, the U.S. Prospectus, or the Final U.S. Prospectus (if applicable).

12.7  The representations, warranties and undertakings referred to in this Clause 12 shall remain in full force and effect notwithstanding completion of all matters and arrangements referred to in, or contemplated by, this Agreement.

12.8  Where any of the representations, warranties and undertakings are qualified by reference to awareness and/or knowledge and/or information and/or belief, that reference shall be deemed to include a statement to the effect that it has been given after making such enquiries (if any) within the Group as were due and careful.

12.9  The Company undertakes to observe and comply with the provisions in respect of overseas shareholders set out in the paragraph of the Prospectus (and the U.S. Prospectus) with the heading “Restricted Shareholders” and to observe and comply with the mutual Selling Restriction set out in paragraph 2 of Schedule 5.

12.10  Each Bank, severally and not jointly, represents and covenants with the Company that, unless such Bank has obtained or will obtain, as the case may be, the prior written consent of the Company (not to be unreasonably withheld), such Bank has not and will not use any Issuer Free Writing Prospectuses or any Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act.

12.11  The Company will not use, authorise, approve, refer to or file any Issuer Free Writing Prospectus to which GSI, JPMC or JPMSL objects in its reasonable judgment.

12.12  The Company will use its reasonable efforts, in cooperation with the Banks, to qualify the New Shares and New ADSs for offering and sale under the applicable securities laws of such states and other jurisdictions in the United States as the Banks may designate and to maintain such qualifications in effect for as long as may be required for the distribution of the New Shares and New ADSs; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the New Shares and New ADSs have been qualified as above provided.

12.13  The Company has furnished or will furnish to the Banks as many signed copies of the Registration Statement and the ADS Registration Statement as originally filed and of all amendments thereto, including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the U.S. Prospectus and the Final U.S. Prospectus (if applicable), whether filed before or after the Registration Statement or the ADS Registration Statement became effective, and signed copies of all consents and certificates of experts, as the Banks may reasonably request and has furnished or will furnish to each Bank one conformed copy of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto (without exhibits).

12.14  The Company will comply to the best of its ability with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder so as to permit the completion of the Rights Issue as contemplated in this Agreement, the U.S. Prospectus and the Final U.S. Prospectus (if applicable). If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the New Shares or New ADSs (including by the Banks in connection with any resale of New Shares (including in the form of New ADSs) subscribed for pursuant to Clause 9.1) at any time prior to the date which is six months after the date hereof (the “Expense Deadline”) and if at such time any event shall have occurred or condition exist as a result of which it is necessary, in the opinion of Underwriters’ Counsel or Company Counsel, to amend the Registration Statement or amend the ADS Registration Statement or amend or supplement the U.S. Prospectus or the Final U.S. Prospectus (if applicable) in order that the U.S. Prospectus or the Final U.S. Prospectus (if applicable) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend the ADS Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission and prepare and furnish without charge to each Bank and to any dealer in securities as many written and electronic copies as such Bank may from time to time reasonably request of such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the ADS Registration Statement, the Prospectus or the Final U.S. Prospectus (if applicable) comply with such requirements; and in case any Bank is required to deliver a prospectus in connection with sales of the New Shares or New ADSs after the Expense Deadline, upon the request but at the expense of such Bank, the Company shall prepare and deliver to such Bank as many written and electronic copies as such Bank may reasonably request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Securities Act.

12.15  The Company will, while the completion of the distribution of any New Shares or New ADSs is pending (including by the Banks in connection with any resale of New Shares (including in the form of New ADSs) subscribed for pursuant to Clause 9.1), notify each of the Underwriters promptly, and confirm the notice in writing, of (i) the effectiveness of any amendment to the Registration Statement or the ADS Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the U.S. Prospectus, the Final U.S. Prospectus (if applicable) or any document to be filed pursuant to the Exchange Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the ADS Registration Statement, the U.S. Prospectus, the Final U.S. Prospectus (if applicable) or any supplement to the U.S. Prospectus or the Final U.S. Prospectus (if applicable), (iv) any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the U.S. Prospectus (if applicable) or the Final U.S. Prospectus (if applicable) or for additional information and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

12.16  The Company will comply with the Deposit Agreement so that ADRs evidencing any New ADSs will be executed and delivered by the Depositary to the Underwriters at the times provided in this Agreement.

13  Exclusions of liability

13.1  Without prejudice to Clause 13.2, no claim shall be made by the Company or any of its subsidiary undertakings, affiliates or associates, or any of the directors, officers or employees of any of them in any jurisdiction against any Indemnified Person to recover any Loss or Claim suffered or incurred by any person and which arises out of the carrying out by any Indemnified Person of obligations or services in connection with this Agreement, the Option Deed, the Subscription and Transfer Deed, the Receiving Agent Agreement or any other agreements relating to the Rights Issue, or in connection with the Rights Issue itself except (otherwise than in connection with the matters referred to in Clause 14.1.1 (but subject to the proviso contained in Clause 14.1) to the extent only that the Loss or Claim is agreed by the Company and the relevant Indemnified Person, or finally judicially determined, to have resulted from the fraud, bad faith, gross negligence or wilful default of the relevant Indemnified Person or another person in the relevant Group of Indemnified Persons.

13.2  The Company agrees that no Indemnified Person is acting as a financial adviser or fiduciary to the Company or any other person in respect of the timing, terms, structure or price of the Rights Issue, irrespective of whether any such Indemnified Person has provided input to the Company with respect thereto. No claim shall be made by the Company, or any of its subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them against any Indemnified Person in respect of the timing, terms or structure of the Rights Issue, including the setting of the Share Subscription Price or the ADS Subscription Price at a level that is too high or too low. Nothing in this Clause shall exclude or restrict any duty or liability of any Indemnified Person which it has under the FSMA or arrangements for regulating any such Indemnified Person thereunder to any extent prohibited by those arrangements. It is acknowledged by all parties that no Indemnified Person has advised the Company or any other person as to any general financial or strategic advice or any legal, tax, investment, accounting or regulatory matters in any jurisdiction, the Company and any other person have consulted its own legal, tax, investment, accounting or regulatory advisers to the extent they deem appropriate, and no Indemnified Person shall have any responsibility to the Company or any other person with respect thereto.

13.3  Notwithstanding any rights or claims which the Company or any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them may have or assert against the Sponsor or any of the Banks in connection with this Agreement, the Rights Issue, or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement, the Option Deed, the Subscription and Transfer Deed or the Receiving Agent Agreement, no claim will be brought by the Company or by any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them against any director or any other officer and/or employee of any Indemnified Person in respect of any conduct, action or omission by the individual concerned in connection with this Agreement, the Option Deed, the Subscription and Transfer Deed, the Receiving Agent Agreement or the Rights Issue, or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement, the Option Deed, the Subscription and Transfer Deed or the Receiving Agent Agreement.

14  Indemnities

14.1  The Company agrees to indemnify and hold harmless each Indemnified Person as follows:

14.1.1  against any and all loss, liability, claim, damage and expense whatsoever arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the ADS Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in the Relevant Documents (or any amendment or supplement to any of them), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

14.1.2  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based on any such untrue statement or omission, or any such alleged untrue statement or omission, provided such settlement is effected with the written consent of the Company; and

14.1.3  against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under Clause 14.1.1 or Clause 14.1.2 above, provided that, the indemnity in this Clause 14.1 does not apply to any loss, liability, claim, damage or expense to the extent (i) arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Bank in the letter in the agreed form from the Underwriters to the Company expressly for use in the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto) or the Relevant Documents (or any amendment or supplement to any of them), or (ii) if and to the extent arising out of a decline in market value of the Ordinary Shares suffered or incurred by any Indemnified Person as a result of it having been required to subscribe New Shares (including in the form of New ADSs) pursuant to Clause 9.1 save to the extent such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) the neglect or default of the Company or any breach by the Company of any of its obligations under this Agreement, including any of the Warranties, undertakings or covenants.

14.2  Each Bank severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement (including its authorised representative) or the ADS Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Clause 14.1, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto) or the Relevant Documents (or any amendment or supplement to any of them) in reliance upon and in conformity with written information furnished to the Company by such Bank in a letter from the Underwriters in the agreed form expressly for use in the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto) or the Relevant Documents (or any amendment or supplement to any of them).

14.3  Notwithstanding Clause 14.1, the Company agrees to fully and effectively indemnify and hold harmless each Indemnified Person (and whether or not any Loss or Claim is suffered or incurred or arises in respect of circumstances or events existing or occurring before, on or after the date of this Agreement and regardless of the jurisdiction in which such Loss or Claim is suffered or incurred) from and against any and all Losses or Claims, whatsoever, as incurred, if such Losses or Claims, arise, directly or indirectly, out of, or are attributable to, based upon or connected with, anything done or omitted to be done by any person (including by the relevant Indemnified Person) in connection with the Rights Issue, acting as sponsor, bookrunner, lead manager or adviser (as applicable) or providing services to the Company, Admission or the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them), or this Agreement, the Option Deed, the Subscription and Transfer Deed or the Receiving Agent Agreement or any other agreement relating to the Rights Issue, including but not limited to:

14.3.1  any and all Losses or Claims whatsoever, as incurred, arising out of any breach or alleged breach by the Company of any of its obligations, including any of the Warranties, covenants and undertakings set out in this Agreement, or out of the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them) or this Agreement, the Option Deed, the Subscription and Transfer Deed or the Receiving Agent Agreement or any other agreement relating to the Rights Issue; and/or

14.3.2  any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of the issue, publication or distribution of the Relevant Documents, or any of them (or any amendment or supplement to any of them) and/or any other documents or materials relating to the application for Admission issued, published or distributed by the Company or on its behalf with its consent; and/or

14.3.3  any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of any failure or alleged failure by the Company or any of the Directors or any of its or his agents, employees or advisers (other than any Indemnified Person) to comply with the Companies Act, the FSMA, the CO, the SFO, the Listing Rules, the HK Listing Rules, the Prospectus Rules, the Disclosure and Transparency Rules, the rules and regulations of the London Stock Exchange and the Hong Kong Stock Exchange and the Admission and Disclosure Standards or any other requirement or statute or regulation in any jurisdiction in relation to the application for Admission, the Rights Issue, or the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them), or this Agreement, the Option Deed, the Subscription and Transfer Deed or the Receiving Agent Agreement or any other agreement relating to the Rights Issue; and/or

14.3.4  any and all Losses or Claims whatsoever, as incurred, suffered or incurred by such Indemnified Person:

(i) as a person who has authorised the contents of the Relevant Documents, or any of them (or any amendment or supplement to any of them) or any part thereof for the purposes of item 5.5.3R of the Prospectus Rules;

(ii) as a person who has communicated or approved the contents of any financial promotion (other than the Relevant Documents, or any of them, or any amendment or supplement to any of them) made in connection with the Rights Issue or the application for Admission for the purpose of section 21 of the FSMA;

(iii) (in the case of the Sponsor only) in their capacity as sponsor to the Company’s application for Admission,

provided that, the indemnity contained in this Clause 14.3 shall not apply to any Losses or Claims (i) to the extent agreed by the Company and the relevant Indemnified Person or finally judicially determined to have arisen as a result of the fraud, bad faith, gross negligence, or wilful default of that Indemnified Person or another person in the relevant Group of Indemnified Persons, or (ii) if and to the extent arising out of a decline in market value of the Ordinary Shares suffered or incurred by any Indemnified Person as a result of it having been required to subscribe New Shares pursuant to Clause 9.1 save to the extent such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) the neglect or default of the Company or any breach by the Company of any of its obligations under this Agreement, including any of the Warranties, undertakings or covenants or (iii) to the extent they include tax incurred by any Indemnified Person on its actual net income, profits or gains, recoverable VAT, or Transfer Tax of the type referred to paragraphs (i)-(iv) of Clause 10.7; and

provided further that, the indemnity in this Clause 14.3 shall not apply to any Losses or Claims to the extent arising out of any untrue or inaccurate statement or omission or alleged untrue or inaccurate statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Bank in the letter from the Underwriters in the agreed form expressly for use in the Relevant Documents, or any of them (or any amendment or supplement to any of them).

14.4  Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of the indemnity in this Clause 14 to the extent that it is not materially prejudiced as a result thereof. Each indemnified party shall also keep the Company informed of material developments relating to any such action. An indemnifying party may participate at its own expense in the defence of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

14.5  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Clause 14 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

14.6  The Company will promptly notify the Sponsor and each of the Banks of any limitation (whenever arising) on the extent to which the Company and/or any of its respective subsidiary undertakings, affiliates, or associates may claim against any third party or parties and/or of any waiver or release of any right of the Company to so claim (each a “Limitation”) in respect of anything which may arise, directly or indirectly, out of or is based upon or is in connection with the Rights Issue, Admission or the subject matter of the obligations or services to be performed under this Agreement, the Option Deed, the Subscription and Transfer Deed, the Receiving Agent Agreement or in connection with the Rights Issue, by the Sponsor or any of the Banks or on its or their behalf. Where any damage or loss is suffered by the Company for which any Indemnified Person would otherwise be jointly and severally liable with any third party or third parties to the Company, or any of its relevant subsidiary undertakings, affiliates, or associates, the extent to which such damage or loss will be recoverable from the Indemnified Person shall be limited so as to be in proportion to the contribution of the Indemnified Person to the overall fault for such damage or loss, as agreed between the parties, or, in the absence of agreement, as determined by a court of competent jurisdiction, but in any event, the Indemnified Person shall have no greater liability than if the Limitation did not apply.

14.7  The degree to which any Indemnified Person shall be entitled to rely on the work of any adviser to the Company or any other third party will be unaffected by any Limitation (as defined in Clause 14.6) which the Company may have agreed with any third party.

14.8  The provisions of this Clause 14 will remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

15  Contribution

15.1  If the indemnification provided for in Clause 14 is for any reason (including because such indemnification would be contrary to public policy), unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses or Claims within the scope of Clause 14, then the Company shall contribute to the aggregate amount of such Losses or Claims incurred by such Indemnified Person, as incurred:

15.1.1  in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Banks and the Sponsor on the other hand from the Rights Issue and offering of New Shares pursuant to this Agreement; or

15.1.2  if the allocation provided by Clause 15.1.1 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Clause 15.1.1 above but also the relative fault of the Company on the one hand and of the Banks and the Sponsor on the other hand in connection with the acts or statements or omissions which resulted in such Losses, liabilities, Claims, damages or expenses, as well as any other relevant equitable considerations.

15.2  The relative benefits received by the Company on the one hand and the Banks and the Sponsor on the other hand in connection with the Rights Issue and the offering of New Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of New Shares pursuant to this Agreement (before deducting commissions or expenses) received by the Company and the total fees and commissions received by the Banks bear to the total gross proceeds from the offering of New Shares.

15.3  The relative fault of the Company on the one hand and the Banks and the Sponsor on the other hand will be determined by reference to, among other things, whether any such act or alleged act or untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Banks and the Sponsor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such act, statement or omission.

15.4  The Company, the Banks and the Sponsor agree that it would not be just and equitable if contribution pursuant to this Clause 15 were determined by pro rata allocation (even if the Banks and the Sponsor were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 15. The aggregate amount of Losses and Claims incurred by an Indemnified Person and referred to above in this Clause 15 will be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or alleged act or untrue or inaccurate or alleged untrue or inaccurate statement or omission or alleged omission.

15.5  Notwithstanding the provisions of this Clause 15, none of the Banks or the Sponsor will be required to contribute any amount in excess of the total fees commissions received by it (and which it is not liable to pay to any other underwriter or intermediary under this Agreement or otherwise) in relation to the New Shares underwritten, subscribed or purchased by such Bank or Sponsor pursuant to this Agreement.

15.6  No person guilty of negligence, wilful default, fraud or fraudulent misrepresentation (whether within the meaning of Section 11(f) of the Securities Act or otherwise) will be entitled to contribution from any person who was not guilty of such negligence, wilful default, fraud or fraudulent misrepresentation.

15.7  For the purposes of this Clause 15, each Indemnified Person shall have the same rights to contribution as the Banks and Sponsor and the Banks’ and Sponsor’s respective obligations to contribute pursuant to this Clause 15 are several, and are not joint or joint and several, in the respective Proportionate Share.

15.8  Nothing in this Clause 15 shall entitle any Indemnified Person to receive from the Company an amount in excess of the amount that such Indemnified Person would have received had the indemnification provided for in Clause 14 been available in accordance with its terms.

16  Termination

16.1  If at any time on or before UK Admission:

16.1.1  any matter or circumstance arises as a result of which any of the Conditions has become incapable of satisfaction as at the required time; or

16.1.2  any of the representations, warranties or undertakings contained in or given pursuant to Clause 12 or Schedule 3 is breached as at the date of this Agreement in any respect which is material in the context of the Group (taken as a whole), the Rights Issue, the underwriting of the Underwritten Shares or Admission, or any representation or warranty when made after the date of this Agreement is, or any undertaking has become, in any material respect, breached, untrue, inaccurate or misleading; or

16.1.3  there has been a breach by the Company of any of the undertakings contained in or given pursuant to this Agreement (other than a breach of any of the representations, warranties or undertakings contained in or given pursuant to Clause 12 or Schedule 3 which is not within the scope of Clause 16.1.2) which is material in the context of the Group (taken as a whole), the Rights Issue, the underwriting of the Underwritten Shares or Admission; or

16.1.4  the Company’s application to:

(i) the UK Listing Authority for admission of the New Shares to the Official List and/or the Company’s application to the London Stock Exchange for admission to trading of the New Shares (nil paid and fully paid) on the London Stock Exchange’s main market for listed securities;

(ii) the Main Board of the Hong Kong Stock Exchange for permission for the listing of the New Shares (nil paid and fully paid) and permission to deal in the New Shares (nil paid and fully paid) on the Hong Kong Stock Exchange; or

(iii) the NYSE for permission for the listing of the New Shares and the ADSs and permission to deal in the New Shares and the ADSs on the NYSE,

is withdrawn by the Company and/or refused by the UK Listing Authority or London Stock Exchange, Hong Kong Stock Exchange or the NYSE (as appropriate); or

16.1.5  it shall come to the notice of GSI, JPMC or JPMSL that any statement contained in the Registration Statement or any Relevant Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading in any respect, or any matter has arisen, which would, if such document had been issued at that time, constitute an omission from such Registration Statement or such Relevant Document (or any amendment or supplement to any of them) and which is material; or

16.1.6  in the opinion of GSI, JPMC or JPMSL in good faith after consultation with the Company, where practicable, there shall have been, whether or not foreseeable at the date of this Agreement, a material adverse change in or affecting the financial condition, earnings, prospects or general affairs of the Company and its subsidiaries considered as one enterprise as a result of which GSI, JPMC or JPMSL acting in good faith after consultation with the Company, where practicable, considers it to be impracticable or inadvisable to proceed with Admission, the Rights Issue or the underwriting of the New Shares; or

16.1.7  an event referred to in section 87G(1) of the FSMA has arisen between the time of publication of the Prospectus and UK Admission which is material and adverse; or

16.1.8  if:

(i) there has occurred any outbreak or escalation of hostilities involving the United Kingdom or the United States, declaration of a national emergency or war by the United States or the United Kingdom or any other substantial international calamity or crisis or any material adverse change in the existing political, financial or general economic conditions in the United Kingdom or the United States, including any effect of international conditions on such conditions in the United States or the United Kingdom it being acknowledged that, for these purposes, the nationalisation or part-nationalisation of a bank or banks in the United Kingdom or the United States shall not represent such a material adverse change;

(ii) trading in any securities of the Company has been suspended (other than in connection with a redemption of securities) by the London Stock Exchange or the Hong Kong Stock Exchange (save for on the date of the Press Announcement), or if trading generally on the New York Stock Exchange, the London Stock Exchange or the HKSE has been suspended or materially limited, or minimum prices for trading have been fixed by any of such exchanges or by order of the SEC or any regulatory or governmental authority having jurisdiction; or

(iii) a general moratorium on commercial banking activities has been declared by the United States, Hong Kong or the United Kingdom,

that, in the judgment of GSI, JPMC or JPMSL in good faith after consultation with the Company, where practicable, is material and adverse in the context of the Group (taken as a whole), the Rights Issue, the underwriting of the Underwritten Shares or Admission and, in the case of any of the events specified in paragraph (i) such event (either singly or together with any other event referred to in this Clause 16.1.8) is such as to make it, in the judgment of GSI, JPMC or JPMSL in good faith after consultation, where practicable, with the Company, impracticable or inadvisable to market or sell the Nil Paid Rights or the New Shares on the terms and in the manner contemplated herein,

GSI, JPMC or JPMSL on behalf of the Banks may by notice in writing given to the Company, terminate this Agreement, in each case except to the extent specified in Clause 16.2.

16.2  The termination of this Agreement (save to the extent specified in this Clause 16.2) pursuant to Clauses 2.3 and 16.1 shall be without prejudice to:

16.2.1  any claim in respect of a breach of this Agreement prior to the termination; and

16.2.2  the provisions of Clauses 1, 10, 12, 13, 14, 15, this Clause 16.2, Clause 17 and Clauses 20 to 29 (inclusive), which will continue to apply.

17  Withholding and grossing up

17.1  All sums payable by the Company to the Banks, the Sponsor or any other Indemnified Person (for the purposes of this Clause 17 only, each a “payee”) under this Agreement shall be paid in pounds sterling free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Company shall pay such additional amount as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

17.2  If the United Kingdom HM Revenue & Customs or any other tax authority brings into charge to tax any sum paid to a payee under this Agreement, other than payment of commission under Clause 10, (including in circumstances where any relief is available in respect of such charge to tax), then the Company shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable on such amount (or that would be so chargeable but for such relief), is equal to the amount (after giving credit for any tax relief obtained by the recipient in respect of the circumstances giving rise to such payment) that would otherwise be payable under this Agreement. This Clause 17.2 shall apply in respect of any additional amount paid pursuant to Clause 17.1 as it applies to other amounts paid to the payee.

17.3  If the Company makes such an increased payment under Clause 17.1 or Clause 17.2 and the payee subsequently obtains and utilises a refund of tax or credit against tax by reason of such deduction, withholding or tax in respect of which an increased payment has been made under Clause 17.1 or Clause 17.2, the payee shall reimburse the Company as soon as reasonably practicable with an amount equal to such proportion of that refund or credit as the payee determines (acting reasonably) shall leave it after such reimbursement in no better or worse position than it would have been in had there been no such deduction, withholding or tax. Nothing in this Clause 17.3 shall oblige a payee to disclose any information to the extent that it reasonably considers that disclosure to the Company would be prejudicial to it.

18  Miscellaneous

18.1  For the avoidance of doubt, the Company acknowledges and agrees that it is responsible for any due diligence carried out by it in relation to the Rights Issue and that neither the Banks nor the Sponsor nor any of their advisers shall be responsible to the Company or any Director for any due diligence carried out by the Company in relation thereto unless it or they have agreed in writing to take specific responsibility for such due diligence.

18.2  The Company acknowledges that the representations, warranties, undertakings and indemnities contained in this Agreement are given to the Banks and the Sponsor in connection with Admission and the Rights Issue in each case whether in their capacities as underwriters, financial advisers or sponsor and references in this Agreement to Bank and Sponsor shall be construed accordingly.

18.3  Notwithstanding that each of GSI, JPMC, JPMSL and HSBC IB may act as the Company’s agent in connection with the Rights Issue, each of such persons and its agents may:

18.3.1  receive and keep for its own benefit any commissions, fees, brokerage or other benefits paid to or received by it in connection with the Rights Issue, and shall not be liable to account to the Company for any such commissions, fees, brokerage or other benefits; and

18.3.2  keep or deal in any New Shares or New ADSs for which it may subscribe for its own use and benefit.

18.4  For the avoidance of doubt, the obligations of each of the Banks and the Sponsor under this Agreement are (unless otherwise specified) several, not joint or joint and several. Each of the Banks and the Sponsor shall (except as otherwise agreed among them) have the right to protect and enforce each of its rights without joining any of the others in any proceedings.

18.5  The references to the “Banks” or “Bank” shall be construed so that (i) in so far as they relate to JPMSL, such terms shall be construed as a reference to JPMSL acting through JPMC so that any communication to be made or notice or consent to be given to JPMSL for the purposes of such provisions shall be communicated or delivered to JPMC at the request of JPMSL and (ii) after Admission, JPMSL shall cease to be a Bank unless JPMSL has subscribed for Underwritten Shares pursuant to Clause 9.1 provided that JPMSL shall continue to be a Bank for the purposes of Clause 14 and Clause 15 whether or not it subscribes for Underwritten Shares.

19  Receiving Agents

19.1  The Company confirms that it has instructed each Receiving Agent to act as receiving agent in connection with the Rights Issue and the EGM and as Registrar in relation to the Nil Paid Rights and the Fully Paid Rights and to perform the obligations assigned to it under the Prospectus, the Form of Proxy, the Provisional Allotment Letters and this Agreement as receiving agent.

19.2  The Company will provide each Receiving Agent with all necessary authorisations and information to enable each Receiving Agent to perform its duties in connection with the Rights Issue.

20  Time of the essence

Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the Company and the Banks and the Sponsor but as regards any time, date or period originally fixed, or any time, date or period so extended, time shall be of the essence.

21  Waiver

21.1  Any right or remedy of the Banks and/or the Sponsor under this Agreement shall only be waived or varied by an express waiver or variation in writing.

21.2  No failure or delay by the Banks and/or the Sponsor in exercising any right or remedy under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of the right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy. The rights, powers and remedies of the Banks and/or the Sponsor provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

22  Third party rights

22.1  Each Indemnified Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Company under Clause 13 provided that each Bank (without obligation) will have the sole conduct of any action to enforce such rights on behalf of its Group of Indemnified Persons.

22.2  Except as provided in Clause 22.1, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. The Banks, the Sponsor and the Company may agree to terminate this Agreement or vary any of its terms without the consent of any Indemnified Person or any other third party. The Sponsor and the Banks will have no responsibility to any Indemnified Person or any other third party under or as a result of this Agreement.

22.3  No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Sponsor, the Banks and the Company.

23  Severability

If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The parties shall use all reasonable endeavours to replace any invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

24  Notices

24.1  Any notice to be given under, or in connection with, this Agreement shall be in writing and be signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in Clause 24.2, Schedule 6 or Schedule 7 as applicable or by delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in Clause 24.2, Schedule 6 or Schedule 7 as applicable marked for the attention of the relevant party (or as otherwise notified from time to time under this Agreement).

Any notice so served shall be deemed to have been duly received:

24.1.1  in the case of delivery by hand, when delivered;

24.1.2  in the case of fax, at the time of transmission; and

24.1.3  in the case of pre-paid recorded delivery, special delivery or registered post, on the Dealing Day following the date of posting,

provided that if delivery by hand or fax occurs on a day which is not a Dealing Day or after 6.00 p.m. on a Dealing Day, service shall be deemed to occur at 9.00 a.m. on the following Dealing Day.

24.2  The fax numbers and addresses of each of the Banks, the Sponsor and the Company for the purpose of Clause 24.1 are:

(i) Company;	8 Canada Square London E14 5HQ Fax number: +44 (0)207 991 4639 For the attention of: Group Company Secretary

(ii) GSI:	Peterborough Court 133 Fleet Street London EC4A 2BB Fax number: +44 20 7774 1550 For the attention of: Equity Capital Markets

HSBC IB:	8 Canada Square London E14 5HQ Fax number: +44 20 7991 4856 For the attention of: Andrew J Robinson, Equity Capital Markets

(iii) JPMC:	JPMorgan Cazenove Limited 20 Moorgate London EC2R 6DA Fax: +44 20 7155 9112 For the attention of: Legal

JPMSL	J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ Fax: +44 20 7325 8168 For the attention of: Equity Syndicate Desk

24.3  The notice provisions for the other parties for the purpose of Clause 24.1 are as set out in Schedules 6 and 7.

25  Further assurances

The Company shall register the New Shares in the names of the successful applicants, and shall provide, and shall procure that the Directors shall provide, all information and assistance that the Banks and the Sponsor may reasonably require for the purposes of this Agreement and execute (or procure to be executed) each document and do (or procure to be done) each act and thing that a Bank/or the Sponsor may reasonably request in order to give effect to the Rights Issue or Admission.

26  Assignment

No party may assign, or purport to assign: (i) this Agreement; (ii) all or any of their respective rights or obligations arising under or out of this Agreement; or (iii) the benefit of all or any of the other Parties’ obligations under this Agreement.

27  Entire Agreement

This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes and replaces all agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the parties relating to the subject matter of this Agreement.

28  Counterparts

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

29  Governing law

29.1  This Agreement, the relationship among the parties to it and any non-contractual obligations arising from it, shall be governed by and interpreted in accordance with English law.

29.2  All parties to this Agreement agree that the courts of England are (subject to Clause 29.3) to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise out of or is in connection with the creation, validity, effect, interpretation or performance of, or of legal relationships established by, this Agreement or otherwise arising out of or is in connection with this Agreement and for such purposes irrevocably submit to the exclusive jurisdiction of the English courts.

29.3  Notwithstanding the provisions of Clause 29.2, in the event that any Bank or Sponsor or any of such Bank’s or Sponsor’s Indemnified Persons becomes subject to proceedings brought by a third party (the “Foreign Proceedings”) in any court of competent jurisdiction in Hong Kong or the United States (the “Foreign Jurisdiction”), such Bank or Sponsor shall be entitled, without objection by the Company to join the Company and/or any other person to the Foreign Proceedings.

29.4  Each of the parties to this Agreement irrevocably waives any objection to the jurisdiction of any courts referred to in this Clause 29.

29.5  Each party to this Agreement irrevocably agrees that a judgment and/or order of any court referred to in this Clause 29 based on any matter arising out of or in connection with this Agreement (including but not limited to the enforcement of any indemnity) shall be conclusive and binding on it and may be enforced against it in any other jurisdiction, whether or not (subject to due process having been served on it) it participates in the relevant proceedings.

29.6  Each of the parties with an address outside England shall at all times maintain an agent for service of process and any other documents and proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be as set out in Schedules 6 and 7, or where the relevant party has not set out the details of its agent in Schedule 6 or Schedule 7, such party commits to have appointed an agent by the earlier of (i) the date of publication of the Prospectus, and (ii) 15 March 2009, and to notify each of the other parties of the details of such agent. If it fails to make such appointment (and pending such appointment), HSBC IB shall be appointed as its agent. Any writ, judgment or other notice of legal process shall be sufficiently served on the relevant party if delivered to its agent at its address for the time being. Each of the parties with an address outside England irrevocably undertakes not to revoke the authority of its agent and if, for any reason, the Sponsor or the Banks (for themselves or on behalf of the Indemnified Persons) requests such party to do so it shall promptly appoint another such agent with an address in England and advise each of them. If, following such request, the relevant party fails to appoint another agent, the Sponsor or the Banks shall be entitled to appoint one on the relevant party’s behalf and at such party’s expense.

29.7  The Company agrees to appoint an agent for service of process in any Foreign Jurisdiction other than England in which any other party is subject to legal suit, action or proceedings based on or arising under this Agreement within 14 days of receiving written notice of such legal suit, action or proceedings and the request to appoint such agent for service. In the event that the Company does not appoint such an agent within 14 days of the notice requesting it to do so, such other party may appoint a commercial agent for service for the Company on the Company’s behalf and at the Company’s expense and the Company agrees that subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon the Company.

In witness whereof this Agreement has been duly executed under hand by the Company, each Bank and the Sponsor or its duly authorised attorneys the day and year first above written.

Schedule 1
New Shares taken up

1  In this schedule “MTM instruction” means a many-to-many instruction which:

(a) on its settlement has the effect as described in paragraph 3.2(b) of Part VIII of the Prospectus;

(b) has been properly authenticated in accordance with that paragraph; and

(c) contains the information required by that paragraph.

2  The Company may, in its absolute discretion, treat an MTM instruction which constitutes a properly authenticated dematerialised instruction (the “first instruction”) as not constituting a valid acceptance in accordance with paragraph 3.2(b) of Part VIII of the Prospectus if, at the time at which the Registrar receives a properly authenticated dematerialised instruction giving details of the first instruction, either the Company or the Registrar has received actual notice from Euroclear of any of the matters specified in regulation 35(5)(a) of the Regulations in relation to the first instruction. These matters include notice that any information contained in the first instruction was incorrect or notice of lack of authority to send the first instruction.

3  A New Share shall, for the purposes of this Agreement, be treated as having been “taken up” if:

(a) the New Share in nil paid form is in certificated form and the following requirements have been satisfied by the relevant latest time for acceptance set out in the Prospectus on the Acceptance Date:

(i) a Provisional Allotment Letter relating to that New Share has been lodged for acceptance by the person to whom it was provisionally allotted or by a renouncee of the right to accept allotment together with a cheque or other remittance for the full amount payable in respect of that New Share, in accordance with the terms of the Prospectus and the Provisional Allotment Letter (or the Company treats the Provisional Allotment Letter as meeting these requirements); and

(ii) the Company has not, with the Joint Global Coordinators’ consent, rejected the Provisional Allotment Letter for any reason; and

(iii) the Receiving Agent has not been notified that the cheque has not been accepted by the drawee on first presentation;

(b) the New Share in nil paid form is in uncertificated form and held through CREST and:

(i) an MTM instruction in respect of those New Shares settles by not later than 11.00 a.m. on the Acceptance Date; or

(ii) an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 3.2(b)(iii) of Part VIII of the Prospectus and settles by 2.00 p.m. on the Acceptance Date; or

(iii) the following has occurred:

A. an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 3.2(b)(iii) of Part VIII of the Prospectus; and

B. the MTM instruction has not settled by 2.00 p.m. on the Acceptance Date (or by such later time and date as the Company and the Joint Global Coordinators may determine); and

C. the Company is not entitled to assume, in accordance with paragraph 3.2(b)(vii) of Part VIII of the Prospectus, that there has been a breach of any of the representations, warranties or undertakings set out or referred to in paragraph 3.2 of Part VIII of the Prospectus because it is aware of a reason outside the control of the CREST member or the CREST sponsor (as appropriate) that sent the MTM instruction for its failure to settle; or

(iv) the following has occurred:

A. an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 3.2(b)(iii) of Part VIII of the Prospectus;

B. the MTM instruction has not settled by 2.00 p.m. on the Acceptance Date (or by such later time and date as the Company and the Joint Global Coordinators may determine);

C. the Company is entitled to assume, in accordance with paragraph 3.2(b)(vii) of Part VIII of the Prospectus, that there has been a breach of any of the representations, warranties or undertakings set out or referred to in paragraph 3.2 of Part VIII of the Prospectus because it is not aware of a reason outside the control of the CREST member or the CREST sponsor (as appropriate) that sent the MTM instruction for its failure to settle; and

D. the Company exercises its discretion not to reject the acceptance constituted by the MTM instruction; or

(v) an MTM instruction in respect of those New Shares does not constitute a valid acceptance in accordance with paragraph 3.2(b)(iii) of Part VIII of the Prospectus and the Company exercises its discretion not to reject the acceptance constituted by the MTM instruction;

(c) the New Share in nil paid form is held in any other form (including in uncertificated form held through CCASS or through Euroclear France) and the relevant requirements set out in the Prospectus for the acceptance to be treated as valid have been fully satisfied or satisfied to the satisfaction of the Company and the Joint Global Coordinators.

4  For the avoidance of doubt the Banks have no liability or obligation under this Agreement in relation to any New Shares if the New Shares in nil paid form are in certificated form and:

(a) the acceptance of the Provisional Allotment Letter in respect of those New Shares is rejected after 11.00 a.m. on the Acceptance Date due to the failure to provide satisfactory evidence of identity to comply with the Money Laundering Regulations 2003 or the Money Laundering Regulations 2007, as applicable, and in the manner contemplated in the Relevant Documents; or

(b) the cheque or other remittance for which is dishonoured after 11.00 a.m. on the Acceptance Date except if each party has been notified that the cheque or other remittance has been dishonoured by 5.00 p.m. on the day that falls two days after the Acceptance Date.

5  If (but only if) the parties so agree, New Shares will be deemed to have been validly taken up if the New Shares in nil paid form are in certificated form and:

(a) a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) is received by 11.00 a.m. on the Acceptance Date from an authorised person (as defined in section 31(2) of the FSMA) identifying those New Shares and containing an undertaking to lodge the relevant Provisional Allotment Letter, duly completed, in due course; or

(b) the relevant Provisional Allotment Letter and a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) are received by not later than 5.00 p.m. on the Acceptance Date by post and the cover bears a legible postmark of not later than such time as is specified in the Prospectus on the Acceptance Date.

6  If the Company and the Joint Global Coordinators decide to extend the time for settlement of MTM instructions in accordance with paragraphs 3.2(b)(vii)(a) and 3.2(b)(vii)(e) of Part VIII of the Prospectus the Company shall forthwith ask Euroclear not to disable the Nil Paid Rights until the end of that extension.

7  As soon as practicable after 11.00 a.m. on the Acceptance Date and by not later than 2.30 p.m. on the Acceptance Date, the Company shall, following consultation with the Joint Global Coordinators, exercise its discretion in paragraphs 3(b)(iv)(D) and 3(b)(v) of this Schedule 1 reasonably.

8  If the Company accepts:

(a) an alternative properly authenticated dematerialised instruction from a CREST member or (where applicable) a CREST sponsor in accordance with paragraph 3.2(b)(vii)(c) of Part VIII of the Prospectus; or

(b) an alternative instruction or notification from a CREST member or CREST sponsored member or (where applicable) a CREST sponsor in accordance with paragraph 3.2(b)(vii)(e) of Part VIII of the Prospectus, as constituting a valid acceptance in respect of any New Shares, those New Shares are deemed to have been taken up.

Schedule 2
Delivery of documents

Part A

Before the Press Announcement and the Results Announcement are released, the Company shall deliver to the Sponsor and each Bank (save to the extent such entity is not an addressee of such letter as has been agreed with the Joint Global Coordinators):

1  Copy of the Press Announcement.

2  Copy of the Results Announcement.

3  Certified copy of the signed resolution of the Board of Directors (or of the duly authorised committee of the Board of Directors) approving and authorising the release of the Press Announcement, this Agreement, the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement (and, if the said resolution is of such a committee a certified copy of the resolution of the Board of Directors appointing such committee).

4  Certified copy of the Verification Materials relating to the Draft Prospectus.

5  Original of the signed UK engagement letter from the Auditors to the Sponsor and the Banks.

6  Original of the signed SAS 72 engagement letter from the Auditors.

7  Original of the signed SAS 72 “look alike” engagement letter from the Auditors to the Sponsor and the Banks.

8  Original of the signed Hong Kong engagement letter from the Auditors to the Sponsor.

9  Original signed responsibility letters from each Director confirming his acceptance of responsibility for the information contained in the Press Announcement, the Prospectus, any Supplementary Prospectus and Circular and acknowledging their understanding of their responsibilities under the Listing Rules and the Disclosure and Transparency Rules in accordance with 8.3.4R of the Listing Rules and including a Power of Attorney in the agreed form (whether in on or several documents).

10  Executed copies of the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement.

11  Certified copy of Newco Board Minutes approving the cashbox agreements.

12  Copy of the memorandum of advice from Company’s Counsel reminding the Directors of their responsibilities as directors of a listed company.

13  Certified copy of the notification to Hong Kong Stock Exchange under Hong Kong Listing Rule 11A.09 regarding registration of the Prospectus (technically required 14 days in advance of registration).

14  Certified copy of the Letter to Hong Kong Stock Exchange applying for waivers from certain Hong Kong Listing Rules.

15  Copy of the Draft Prospectus and the Draft U.S. Prospectus.

16  Copy of the letter from the Auditors to certain of the Banks (as agreed with the Auditors) confirming completion of their work, but for certain matters set out in such letter.

Part B

Before despatching the Circular and the Form of Proxy, the Company shall deliver to the Sponsor and the Banks:

1  Certified copy of the signed resolution of the Board of Directors (or of the duly authorised committee of the Board of Directors) approving and authorising the issue of the Circular and the Form of Proxy (and, if the said resolution is of such a committee a certified copy of the resolution of the Board of Directors appointing such committee).

2  Copy of the Circular.

3  Copy of the Form of Proxy.

4  Copy of the Verification Materials relating to the Circular.

Part C

On or prior to publication of the Prospectus and the U.S. Prospectus, the Company shall deliver to the Sponsor and each Bank (save to the extent such entity is not an addressee of such letter as has been agreed with the Joint Global Coordinators):

1  Copy of the signed application for admission of the New Shares to the Official List certified by a Director or the Secretary of the Company under LR 3.3.2(1).

2  Copy of the signed application for admission to trading issued by the London Stock Exchange certified by a Director or the Secretary of the Company (Form 1 of the Admission and Disclosure Standards).

3  Copy of the Prospectus bearing evidence of the formal approval of the FSA, pursuant to the Listing Rules and the Prospectus Rules.

4  Copy of the security application forms in respect of the Nil Paid Rights and the Fully Paid Rights that have been given to Euroclear regarding admission to CREST.

5  Completed ‘Form A’, to be submitted to the FSA in accordance with paragraph 3.1.1(1) of the Prospectus Rules for approval of a prospectus in accordance with Part VI of the FSMA.

6  Copy of the Provisional Allotment Letter.

7  Copy of the Shareholder Guide.

8  Original letter in the agreed form from the Company to the Sponsor and the Banks to be dated the same date as the Prospectus, (i) in relation to the fact that there has been no significant change in the financial and trading position, including the indebtedness position, of the Group since the Accounts Date, and (ii) confirming the correct extraction of financial information contained in the Prospectus.

9  Original letter in the agreed form from the Company to the Sponsor to be dated the date of the Prospectus, relating to paragraphs 8.3.4, 8.4.8 and 8.4.9 of the Listing Rules.

10  Original letter in the agreed form from the Company to the Sponsor and the Banks to be dated the date of the Prospectus confirming the adequacy of the Company’s working capital.

11  Original letter in the agreed form from Norton Rose to the Sponsor to be dated the date of the Prospectus, relating to paragraphs 8.3.4, 8.4.8 and 8.4.9 of the Listing Rules.

12  Certified copy of the materials prepared in connection with the verification of the Prospectus, and copies of all evidence supporting answers in the notes, duly signed by or on behalf of each Director and by each of the other persons responsible for the replies thereto and dated the date of the Prospectus.

13  Certified copy of the minutes of the meetings of the Board, or a duly authorised committee thereof, approving the Prospectus, the U.S. Prospectus, the Provisional Allotment Letters and the Verification Materials and authorising the steps to be taken by the Company in connection with the Rights Issue (and, if the said resolution is of such a committee a certified copy of the resolution of the Board of Directors appointing such committee).

14  Original of the Working Capital Memorandum, prepared by the Board of Directors and dated the same date as the Prospectus.

15  Original of the Working Capital summary, duly signed by the Auditors and dated the same date as the Prospectus.

16  Original letters in the agreed form duly signed by the Auditors and dated the same date as the Prospectus:

(a) in relation to the Working Capital Memorandum;

(b) in relation to the tax section in the Prospectus;

(c) confirming the correct extraction of financial information contained in the Prospectus;

(d) in relation to paragraphs 8.4.8R(1), 8.4.8R(2) and 8.4.9R(3) of the Listing Rules;

(e) relating to the statement in the Prospectus that there has been no significant change in the financial and trading position of the Group;

(f) in relation to the pro forma financial information; and

(g) consenting to the issue of the Prospectus with the inclusion of their report(s) and statement(s).

17  Original letter in the agreed form duly signed by the Auditors and dated the same date as the Prospectus in relation to the Working Capital Memorandum in connection with the HK Listing.

18  Original of a SAS 72 letter in the agreed form duly signed by the Auditors and dated the same date as the U.S. Prospectus.

19  Original of a SAS 72 “look alike” letter in the agreed form duly signed by the Auditors and dated the same date as the Prospectus.

20  Certified copy of each of the other documents stated in the Prospectus as being available for inspection.

21  Original of a signed opinion of Norton Rose in the agreed form, as English legal advisers to the Company dated the same date as the Prospectus.

22  Original of a signed opinion of Linklaters in the form agreed, as English legal advisers to the Banks dated the same date as the Prospectus.

23  Original of a signed opinion of Ogier, in the agreed form, as Jersey advisers dated the same date as the Prospectus.

24  Final checklists submitted to the UK Listing Authority.

25  Certified copy of a letter from the Registrar of Companies in Hong Kong confirming that the Prospectus has been registered pursuant to section 342C of the CO.

26  Certificate as to the accuracy of the Chinese translation of the Prospectus into the Chinese language for the purposes of HK Listing Rule 9.15(c) given by the relevant translator thereof together with a certificate issued by the Company as to the competency of such translator.

27  Copy of the letter from HKSCC confirming that the nil paid rights have been admitted as eligible securities in CCASS.

28  Copy of the signed application made by the Company for the listing of and permission to deal in the New Shares (nil paid and fully paid) (Form C1) on the Hong Kong Stock Exchange.

29  Certificate of Authorisation issued by the Hong Kong Stock Exchange for registration of the prospectus with the Hong Kong Companies Registry.

The Sponsor and Banks may, in their absolute discretion, elect that delivery of any of the documents referred to in this Part C of Schedule 2 may be deferred and in lieu of any such delivery require delivery of the relevant document in a form reasonably satisfactory to them at a later time specified by the Sponsor and Banks.

Part D

Prior to the publication of any Supplementary Prospectus, the Company shall deliver to the Sponsor and the Banks (save to the extent such entity is not an addressee of such letter as has been agreed with the Joint Global Coordinators):

1  Original of a signed no significant change letter from the Auditors.

2  Original letter in the form of Schedule 4 of this Agreement signed by a director or secretary of the Company authorised to do so.

3  Original letter in the agreed form from the Company to the Sponsor to be dated the same date as the Supplementary Prospectus, (i) in relation to the fact that there has been no significant change in the financial and trading position, including the indebtedness position, of the Group since the Accounts Date, and (ii) confirming the correct extraction of financial information contained in the Supplementary Prospectus.

4  Original letter in the agreed form from the Company to the Sponsor to be dated the date of the Supplementary Prospectus, relating to paragraphs 8.3.4, 8.4.8 and 8.4.9 of the Listing Rules.

5  Original letter in the agreed form from the Company to the Sponsor and the Banks to be dated the date of the Supplementary Prospectus confirming the adequacy of the Company’s working capital.

6  Original letter in the agreed form from Norton Rose to the Sponsor to be dated the date of the Supplementary Prospectus, relating to paragraphs 8.3.4, 8.4.8 and 8.4.9 of the Listing Rules.

7  Original letters in the agreed form duly signed by the Auditors and dated the same date as the Supplementary Prospectus:

(a) in relation to any tax section in the Supplementary Prospectus;

(b) confirming the correct extraction of financial information contained in the Supplementary Prospectus;

(c) in relation to the pro forma financial information; and

(d) consenting to the issue of the Supplementary Prospectus with the inclusion of their report(s) and statement(s) (if any).

8  Original of a SAS 72 letter in the agreed form duly signed by the Auditors and dated the same date as the Supplementary Prospectus.

9  Original of a SAS 72 “look alike” letter in the agreed form duly signed by the Auditors and dated the same date as the Supplementary Prospectus.

Part E

Following the passing of the Resolutions, and prior to UK Admission, the Company shall deliver to the Sponsor and the Banks (save to the extent such entity is not an addressee of such letter as has been agreed with the Joint Global Coordinators):

1  Certified copy of the Resolutions.

2  Certified copy of the resolution of the Board of Directors provisionally allotting the New Shares as referred to in Clause 6.1 and approving and authorising the despatch or publication of the Provisional Allotment Letters.

3  Original of a signed opinion of Norton Rose in the agreed form, as English legal advisers to the Company dated the same date as Admission.

4  Original of a signed opinion of Linklaters in the form agreed, as English legal advisers to the Banks dated the same date as Admission.

5  Original of a signed Rule 10b-5 disclosure letter of each of Shearman & Sterling (in the agreed form) and Cleary Gottlieb (in the agreed form) dated the date of Admission (by reference to the date of the Prospectus and the date of UK Admission).

6  Original of a signed opinion of Cleary Gottlieb in the agreed form, as U.S. legal advisers to the Company, dated the date of Admission.

7  Original of a signed opinion of Emmet, Marvin & Martin LLP in the agreed form, as counsel to the Depository, dated the date of Admission.

8  Original of a signed no significant change comfort letter of the Auditors in the agreed form.

9  Original of a bring down SAS 72 letter duly signed by the Auditors.

10  Original of a bring down SAS 72 “look alike” letter duly signed by the Auditors.

11  Certified copy of the CREST enablement letter confirming that the conditions for admission of the New Shares to CREST are satisfied.

12  Original letter in the form of Schedule 4 signed by a director or secretary of the Company authorised to do so.

13  Certified copy of Newco Board Minutes approving the subscription and transfer of the preference shares and approving the redemption of preference shares.

Part F

Prior to the Rump Settlement Date / Delivery Date, the Company shall deliver to the Sponsor and the Banks (save to the extent such entity is not an addressee of such letter as has been agreed with the Joint Global Coordinators):

1  Original of a signed opinion of Norton Rose in the agreed form, as English legal advisers to the Company dated the Rump Settlement Date / Delivery Date.

2  Original of a signed opinion of Linklaters in the form agreed, as English legal advisers to the Banks dated the Rump Settlement Date / Delivery Date.

3  Original of a signed opinion of Ogier, in the agreed form, as Jersey advisers dated the Rump Settlement Date / Delivery Date.

4  Original of a signed Rule 10b-5 disclosure letter of each of Shearman & Sterling (in the agreed form) and Cleary Gottlieb (in the agreed form) dated the Rump Settlement Date / Delivery Date (by reference to the Time of Sale and the Rump Settlement Date / Delivery Date).

5  Original of a signed opinion of Cleary Gottlieb in the agreed form, as U.S. legal advisers to the Company, dated the Rump Settlement Date.

6  Original of a signed opinion of Emmet, Marvin & Martin LLP in the agreed form, as counsel to the Depository, dated the Rump Settlement Date / Delivery Date.

7  Original of a signed no significant change comfort letter of the Auditors in the agreed form.

8  Original of a bring down SAS 72 letter duly signed by the Auditors.

9  Original of a bring down SAS 72 “look alike” letter duly signed by the Auditors.

10  Original letter in the form of Schedule 4 signed by a director or secretary of the Company authorised to do so.

Schedule 3
Representations, warranties and undertakings

1  Accuracy of information

1.1  The Relevant Documents (including, where relevant, the translations thereof or of parts thereof), the Draft Prospectus and the Draft U.S. Prospectus (save in the case of the Draft Prospectus and the Draft U.S. Prospectus for matters that are known at the date hereof to remain subject to completion) as at their respective dates contain, or (in the case of documents dated after the date hereof) will contain, all particulars and information required by, and the issue or publication of each of the Relevant Documents complies or (in the case of documents dated after the date hereof) will comply in all respects with, the applicable provisions of the Companies Act, the Regulations and the rules and regulations of Euroclear, HKSCC, the FSMA, the CO, the SFO, the Listing Rules, the HK Listing Rules, the Prospectus Rules, the Admission and Disclosure Standards, the rules and regulations of the London Stock Exchange and the Hong Kong Stock Exchange and all other relevant laws and regulations whether in the United Kingdom or Hong Kong. As at the date hereof (save in the case of the Draft Prospectus and the Draft U.S. Prospectus for matters that are known at the date hereof to remain subject to completion) and at each of their respective dates, at Admission and at each of the Acceptance Date, the Rump Settlement Date and the Delivery Date, each of the Relevant Documents (including, where relevant, the translations thereof or of parts thereof), the Draft Prospectus and the Draft U.S. Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Relevant Documents (including, where relevant, the translations thereof or of parts thereof), the Draft Prospectus or the Draft U.S. Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Sponsor or the Banks expressly for use therein in the letter in the agreed form from the Underwriters to the Company.

1.2  On the Effective Date, the Registration Statement did, and when each of the U.S. Prospectus and the Final U.S. Prospectus (if applicable) are first filed in accordance with Rule 424(b) under the Securities Act and at each of the Time of Sale, the Acceptance Date and the Delivery Date, the U.S. Prospectus and the Final U.S. Prospectus (if applicable), as the case may be, (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules and regulations thereunder. The documents incorporated by reference in the U.S. Prospectus and the Final U.S. prospectus (if applicable) (and any supplement thereto), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. On the Effective Date, at the date hereof, and at each of Admission, the Time of Sale, the Acceptance Date, the Rump Settlement Date and the Delivery Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, on the date of any filing pursuant to Rule 424(b) under the Exchange Act and at each of Admission, the Acceptance Date, the Rump Settlement Date and the Date of Delivery, the U.S. Prospectus and the Final U.S. Prospectus (if applicable), as the case may be (together with any supplement thereto), will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the U.S. Prospectus or the Final U.S. Prospectus (if applicable) (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Sponsor or the Banks expressly for use therein in the letter in the agreed form from the Underwriters to the Company.

1.3  At each of Admission, the Time of Sale, the Acceptance Date, the Rump Settlement Date and the Date of Delivery, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Sponsor or the Banks expressly for use therein in the letter in the agreed form from the Underwriters to the Company.

1.4  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus),and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the New Shares in reliance on the exemption of Rule 163 under the Securities Act, and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

1.5  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the New Shares and as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

1.6  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

1.7  The Registration Statement, at the date hereof, had become effective and meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

1.8  No Issuer Free Writing Prospectus, as of its date, or (except as superseded by information included or incorporated by reference in the U.S. Prospectus or the Final U.S. Prospectus (if applicable)) as at each of Admission, the Time of Sale, the Acceptance Date, the Rump Settlement Date and the Delivery Date, will include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions in reliance upon and in conformity with written information furnished to the Company by the Sponsor or the Banks expressly for use therein in the letter in the agreed form from the Underwriters to the Company.

1.9  No Issuer Free Writing Prospectus will include any information that conflicts with the information contained in the Registration Statement, the U.S. Prospectus or the Final U.S. Prospectus (if applicable), including any document incorporated by reference therein deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Sponsor or the Banks expressly for use therein in the letter in the agreed form from the Underwriters to the Company.

1.10  All expressions of opinion, intention or expectation expressed by the Company contained in any Relevant Document are, (or in the case of documents completed after the date hereof will be) on the respective dates of such Relevant Document, honestly held by the Directors or the Company (as the case may be) and are (or will be) fairly based and have been made (or will be made) on reasonable grounds after due and careful consideration and enquiry.

1.11  Having regard to the particular nature of the Company and the Group and the Company’s share capital and the other matters referred to in section 87A of the FSMA, the Prospectus will, when published, contain all information about the Group which is or might be material for disclosure to potential investors and their professional advisers and which they would reasonably require and reasonably expect to find there for the purpose of making an informed assessment of the matters specified in section 87A(2) of the FSMA.

2  Accounts

2.1  The consolidated financial statements included or incorporated by reference in the Prospectus and the U.S. Prospectus and the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified. Such financial statements have been, and will be, prepared in conformity with International Financial Reporting Standards (“IFRSs”), applied, except as described in the Prospectus, the U.S. Prospectus, the Final U.S. Prospectus (if applicable) and the Registration Statement, as the case may be, on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Prospectus, the U.S. Prospectus and the Final U.S. Prospectus (if applicable), and the Registration Statement present fairly the information required to be stated therein. The selected financial data and selected statistical information included in the Prospectus, the U.S. Prospectus and the Final U.S. Prospectus (if applicable) present fairly the information shown therein and, except as otherwise set forth in the Prospectus, the U.S. Prospectus or the Final U.S. Prospectus (if applicable), as the case may be, have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

2.2  The pro forma financial information on the Group set out in the Draft Prospectus (and when issued, the Prospectus) has been, and will be, duly and carefully prepared on the bases set out in the Draft Prospectus (and when issued, the Prospectus) and in accordance with the Prospectus Rules and the HK Listing Rules and is presented on a basis consistent with the accounting principles, standards and practices normally applied by the Company.

2.3  The capitalisation and indebtedness table set out in the Draft Prospectus (and when issued, the Prospectus) has been accurately extracted from the Company’s records and properly compiled on a basis that is consistent with the accounting policies applied in the Accounts.

2.4  The Directors have established procedures which provide a reasonable basis for them to make proper judgements on an ongoing basis as to the financial position and prospects of the Company and each Group company. The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) of the Company and the Group and such disclosure controls and procedures and internal control over financial reporting are effective.

2.5  The Group has sufficient working capital for its present requirements, that is for at least 12 months following the date of the Prospectus The cash flow and working capital projections contained in the Working Capital Memorandum have been prepared on a reasonable basis after due and careful enquiry and take into account all material matters and sensitivities of which the Company is aware concerning the Company and the Group as a whole. All assumptions on which such projections are based are set out and fairly presented in the Working Capital Memorandum are reasonable and, so far as the Company is aware, there are no other material assumptions which should reasonably be taken into account in the preparation of such projections.

3  Compliance

3.1  The Company has been duly registered and is validly existing as a public limited company under the laws of England and Wales with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as will be described in the Prospectus, the U.S. Prospectus and the Final U.S. Prospectus (if applicable) when issued.

3.2  Each of the Company’s material subsidiaries has been duly organised and is validly existing as a corporation under the laws of its country of incorporation; all of the issued and outstanding capital stock of each subsidiary has, in all material respects, been duly authorised and validly issued and fully paid or partly paid and, if partly paid, not in default; the Company owns, directly or through its subsidiaries, the shares of capital stock held by it in each of the subsidiaries as set forth in the Prospectus, the U.S. Prospectus and the Final U.S. Prospectus (if applicable), free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any material subsidiary was issued in violation of the pre-emptive or similar rights of any security holder of such subsidiary.

3.3  The Company had or will have, at the date indicated therein, the duly authorised and issued share capital as set forth in the condensed consolidated statement of changes in shareholders’ equity included or incorporated by reference in the Prospectus, the U.S. Prospectus and the Final U.S. Prospectus (if applicable); all of the issued share capital of the Company has been duly and validly authorised and issued and is fully paid and non-assessable; the New Shares conform to the description thereof contained in the Prospectus (when issued), the U.S. Prospectus (when issued) and the Final U.S. Prospectus (if applicable) and the New ADSs conform to the description thereof contained in the U.S. Prospectus (when issued) and the Final U.S. Prospectus (if applicable)).

3.4  Subject to the passing of the Resolutions, the execution and delivery of this Agreement, the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement, the issuance and delivery of the New Shares, the sale of the ADSs, as applicable, the consummation by the Company of the transactions contemplated in this Agreement, the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement, and in the Registration Statement and the ADS Registration Statement and compliance by the Company with the terms of this Agreement, the New Shares, the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement, have all been duly authorised by all necessary corporate action on the part of the Company and do not, and will not result in, any violation of the memorandum and articles of association of the Company, and do not and will not conflict with, or result in the creation or imposition of any mortgage, charge or security interest upon any property or assets of the Company or any subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a part, or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, having jurisdiction over the Company or any of the properties of any of them (except, in each case, for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial condition, earnings, prospects or general affairs of the Company and its subsidiaries (construed as one enterprise) or be material in the context of the Rights Issue, the underwriting of the Underwritten Shares or Admission). Subject to Admission, no other consents, authorisations or approvals of any government, governmental instrumentality, authority or court are required by the Company in connection with the entering into and the performance of this Agreement, the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement, and the actions referred to in this paragraph 3.4, except (A) the registration of the New Shares and ADSs under the Securities Act, (B) such consents, approvals, authorisations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the New Shares by the Underwriters. The Company’s existing Ordinary Shares are participating securities in, and have not been suspended from, CREST or CCASS.

3.5  This Agreement, the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement and the other agreements to be entered into by the Company in connection with Admission and the Rights Issue have been duly authorised, executed and delivered on behalf of the Company, or will be duly authorised, executed and delivered on behalf of the Company, and assuming due authorisation, execution and delivery by the other parties thereto, constitute valid and binding obligations of the Company enforceable against it in accordance with their terms subject to mandatory rules of law relating to insolvency.

3.6  The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in stabilisation or manipulation of the price of New Shares or New ADSs.

3.7  To the best knowledge and belief of the Company, having made due and careful enquiry, there is no fact or circumstance which is not disclosed with sufficient prominence in the Draft Prospectus (and when published, the Prospectus) which ought to be taken into account by the UK Listing Authority and the Hong Kong Stock Exchange in considering the application for listing of the New Shares.

3.8  All material information provided by the Company, its subsidiary undertakings or any of its or their officers or employees to the Sponsor and/or the Banks and/or the Auditors in connection with its due diligence enquiries or similar requests for information has been supplied in good faith and such information was when supplied true and accurate in all material respects and no further information requested has been withheld, the absence of which is reasonably considered by the Company to be material to such due diligence enquiries or requests for information.

3.9  No registration of the Company under the Investment Company Act of 1940, as amended, is required in connection with the issue and sale in the United States of the New Shares or New ADSs.

3.10  When the ADS Registration Statement became effective, and at each of the date hereof, Admission, the Acceptance Date, the Rump Settlement Date and the Delivery Date: (A) the ADS Registration Statement and any amendments and supplements thereto did and will comply in all material respects with the requirements of the Securities Act, and (B) neither the ADS Registration Statement nor any amendment or supplement thereto did or will contain any untrue statement of a material fact or did or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.11  The Deposit Agreement has been duly authorised, executed and delivered by the Company, and, assuming due authorisation and execution by the Depositary, constitutes a valid, legally binding and enforceable obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganisation, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.12  The New Shares shall on the day they are admitted to trading be duly and validly authorised for issuance and sale pursuant to this Agreement (or will have been so authorised prior to each issuance of New Shares), and, when New ADSs are issued and delivered against payment therefor pursuant to this Agreement such New ADSs will be duly and validly issued and fully paid and will not be subject to pre-emptive rights.

3.13  Upon the due issuance by the Depositary of ADRs evidencing New ADSs against the deposit of the New Shares in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of the ADRs specified therein and in the Deposit Agreement.

3.14  There are no contracts or documents of a character required to be described in the Registration Statement, the U.S. Prospectus or the Final U.S. Prospectus (if applicable) or to be filed as exhibits to the Registration Statement or the ADS Registration Statement that are not described and filed as required.

4  Financial Condition

4.1  From the date hereof and except as otherwise stated in or contemplated by the Draft Prospectus, the Draft U.S. Prospectus, the Prospectus, the U.S. Prospectus and the Final U.S. Prospectus (if applicable), there has not been (A) any material adverse change in or affecting the financial condition, earnings or general affairs of the Company and its subsidiaries taken as one enterprise, or (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, in each case that is material to the Company and its subsidiaries (considered as one enterprise) in the context of the Rights Issue.

5  Litigation

5.1  Other than as set forth or contemplated in the Draft Prospectus, the Draft U.S. Prospectus, the Prospectus, the U.S. Prospectus and the Final U.S. Prospectus (if applicable), there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in the aggregate, are material to the Company and its subsidiaries (considered as one enterprise) in the context of the Rights Issue; and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

6  Taxation

6.1  No stamp duty, stamp duty reserve tax or other issuance or transfer taxes or duties are payable in connection with the allotment, issue and delivery of the New Shares or New ADSs by the Company in accordance with the terms of this Agreement or otherwise in connection with the making or implementation of the Rights Issue, or in connection with any matter contemplated in the Option Deed or the Subscription and Transfer Deed save for any stamp duty or stamp duty reserve tax payable under sections 67, 70, 93 or 96 of the Finance Act 1986. References in this paragraph 6.1 to New Shares include Nil Paid Rights, Fully Paid Rights and any interests in, or rights of allotment of, New Shares.

6.2  The Company has not caused or permitted any issue or transfer of shares or debentures in Newco which is unlawful for the purposes of section 765 of the Income and Corporation Taxes Act 1988.

6.3  Newco is, and at the time of execution of the Option Deed, the Subscription and Transfer Deed and the Receiving Agent Agreement and whilst Newco Ordinary Shares and Preference Shares are held by Newco Subscriber (and immediately following the transfer of such shares to the Company) and so long as Newco Subscriber is contractually obliged to acquire Newco Ordinary Shares and Preference Shares, will be resident in the United Kingdom and nowhere else for tax purposes.

6.4  The register of members of Newco is, and will, whilst Newco Ordinary Shares and Preference Shares are held by Newco Subscriber (and immediately following the transfer of such shares to the Company) and so long as Newco Subscriber is contractually obliged to acquire Newco Ordinary Shares and Preference Shares, continue at all times to be kept outside the United Kingdom.

7  Regulatory

7.1  The operations of the Group are conducted in material compliance with all applicable anti-money laundering, anti-corruption and similar laws, regulations and rules and guidelines issued, administered or enforced by any applicable governmental agency, and the Group has instituted and maintains policies and procedures designed to ensure continued material compliance therewith.

7.2  The Company will not directly or indirectly use the proceeds of the Rights Issue, or lend, contribute or otherwise make available such proceeds to any other member of the Group, joint venture partner or other person or entity, for the purpose of financing the activities of any person subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or located in any country or territory that, at the time of such financing, is the subject of sanctions administered by OFAC.

Schedule 4
Letter of confirmation

[On the letterhead of the Company]

To:	Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB

[All other Banks under the Underwriting Agreement]

[•] 2009

Dear Sirs

We refer to the Underwriting Agreement between us dated [    ●    ] 2009 (the “Underwriting Agreement”) and to the conditions set out in Clause 2.1 of the Underwriting Agreement (the “Conditions”). References in this letter to Clauses are to Clauses of the Underwriting Agreement and words and expressions defined in the Underwriting Agreement have the same meaning herein.

We hereby confirm that:

(a) each of the Conditions, other than those contained in Clauses 2.1.21 and 2.1.22, are satisfied as at the delivery of this letter;

(b) we are not aware of any reason why the Conditions will not continue to be satisfied until Admission; and

(c) with reference to our obligation in Clause 12.5 of the Underwriting Agreement, it has not come to the knowledge of the Company or any Director that any of the representations, warranties or undertakings referred to in Clause 12.1 of the Underwriting Agreement was breached or untrue, inaccurate or misleading at the date of the Underwriting Agreement in any respect and so far as we are aware there has been no change in circumstances such that if repeated by reference to the facts and circumstances subsisting at the date hereof any of such representations, warranties or undertakings would be breached or untrue or inaccurate or misleading in any respect.

Yours faithfully

Director/Secretary

Schedule 5
Selling and other restrictions

1  Each Underwriter represents and warrants to, and agrees with, the Company that it will (and will procure that its affiliates will), in all material respects, comply with such applicable laws in each jurisdiction in which it (or its affiliate, as the case may be) acquires, offers, sells or delivers the New Shares or Nil Paid Rights as are customarily complied with by investment banks of international reputation.

2  Each Underwriter represents and warrants to, and agrees with, the Company that:

2.1  subject to paragraph 2.2 below, from the date of this Agreement until the Relevant Time it will not, without the consent of the Company and (save as aforesaid) will procure that its affiliates will not, enter into any transaction involving:

(a) Ordinary Shares; or

(b) securities or derivatives (other than securities or derivatives referencing any existing and established sector or market index provided that the weighting of the Company’s Ordinary Shares of any such sector or index does not exceed 8%)

that is intended, directly or indirectly, to have the economic effect of hedging or otherwise mitigating the economic risk associated with the underwriting commitment of any such Underwriter;

2.2  the restriction in paragraph 2.1 above shall not apply to:

(a) transactions in the ordinary course to facilitate client orders; or

(b) transactions constituting ordinary course market making activity (the parameters for which it is acknowledged may be agreed separately between the Company and the Joint Global Coordinators)

and any such transactions shall be undertaken in compliance with applicable securities laws and regulations.

3  Each of the Underwriters severally agrees with the Company:

3.1  it will not enter into any agreement in relation to sub-underwriting with any sub-underwriter without having first consulted with the Company as to the approach to sub-underwriting (which it is acknowledged may be agreed separately between the Company and the Joint Global Coordinators) and to use all reasonable endeavours to procure that the sub-underwriting letters into which it enters contain undertakings from the relevant sub-underwriter in a substantially similar form to that in paragraph 2 of this Schedule 5 provided that such letters need not provide the exceptions for market making and facilitating client orders and may in addition include exceptions for:

(a) short selling activity in the ordinary course of business, either by a fund managed by the relevant sub-underwriter or the relevant sub-underwriter’s fund manager which has not entered into a sub-underwriting commitment, or on a different trading book from the sub-underwriter’s sub-underwriting commitment, provided that the resultant short position is not closed out directly or indirectly using shares acquired by the sub-underwriter by way of fulfilment of the sub-underwriting commitment; or

(b) short selling activity to delta hedge existing positions in convertible bonds or derivatives related to the Ordinary Shares; or

(c) selling (as part of ordinary course portfolio management undertaken independently from the entry into or the management of any risk arising from the sub-underwriting commitment) Ordinary Shares already held by the sub-underwriter at the date of the sub-underwriting commitment; and

3.2  to inform the Company if it has evidence that any sub-underwriter who gives an undertaking has breached its obligations under the relevant provision of the sub-underwriting letter; it being understood that no Underwriter shall have any liability to any person for any such breach or other action or omission of any such sub-underwriter.

4  Each Joint Bookrunner, Co Bookrunner, Senior Co Lead Manager and Co Lead Manager and the Company, severally and not jointly, represents, warrants and undertakes to each other that:

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive 2003/71/EC (each, a “Relevant Member State”) it has not made and will not make an offer of any Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in the Relevant Member State, all in accordance with the Prospectus Directive, except that it may make an offer of any Securities to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000; and (iii) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; and

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, subject to obtaining the prior consent of the Company and the Sponsor for any such offer;

provided in each such case that no such offer of Securities shall result in a requirement for the publication by the Company or the Joint Bookrunners, Co Bookrunners, Senior Co Lead Managers and Co Lead Managers of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of any Securities to the public” in relation to any New Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any New Shares to be offered so as to enable an investor to decide to acquire any New Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

In the case of any New Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each of the Joint Bookrunners, Co Bookrunners, Senior Co Lead Managers and Co Lead Managers will use all reasonable endeavours, by the inclusion of appropriate language in relevant offer documents, to procure that such financial intermediary will be deemed to have represented, acknowledged and agreed that the New Shares acquired by it in the Rights Issue have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any New Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined who are not financial intermediaries.

Schedule 6
Co Bookrunners

			Agent for service of	Maximum
			process if party has	number of
	Registered		address outside	Underwritten
Legal Name	Address	Notice Details	England	Shares

BNP PARIBAS	16 boulevard des Italiens 75009 Paris France	BNP PARIBAS 4, rue d’Antin 75002 Paris France Fax: For attention of:	BNP PARIBAS London Branch 10 Harewood Avenue London NW1 6AA For attention of:	629,921,259

Credit Suisse Securities (Europe) Limited	One Cabot Square London E14 4QJ	One Cabot Square London E14 4QJ Fax: For attention of:	N/A	629,921,259

RBS Hoare Govett Limited	250 Bishopsgate London EC2M 4AA	RBS Hoare Govett Limited 250 Bishopsgate, London EC2M 4AA For attention of: Fax:	N/A	629,921,259

Schedule 7
Part I
Senior Co Lead Managers

			Agent for service of	Maximum
			process if party has	number of
	Registered		address outside	Underwritten
Legal Name	Address	Notice Details	England	Shares

Citigroup Global Markets UK Equity Limited	Canada Square Canary Wharf London E14 5LB	Canada Square Canary Wharf London E14 5LB Fax: For attention of:	N/A	147,637,795

Société Générale	29, boulevard Haussmann 75009 Paris France	Société Générale Tour Société Générale 17, cours Valmy 92972 Paris La Défense 7 Fax: For attention of:	Société Générale SG House 41 Tower Hill London EC3N 4SG Tel: Fax: For attention of:	147,637,795

ING Bank N.V.	Bijlmerplein 888 1102 MG Amsterdam The Netherlands	ING Wholesale Banking Foppingadreef 7 1102 BD Amsterdam The Netherlands Fax: For attention of:	ING Bank N.V. London Branch 60 London Wall London EC2M 5TQ Tel: Fax: For attention of:	118,110,236

Banca IMI S.p.A.	Piazzetta Giordano dell’Amore n. 3 – 20121, Milan Italy	Banca IMI S.p.A. Piazzetta Giordano dell’Amore n. 3 – 20121, Milan Italy Fax: For attention of:	Address: Tel: Fax: For attention of:	118,110,236

Nomura International plc	Nomura House 1 St Martin’s-Le- Grand London EC1A 4NP	25 Bank Street London E14 5LS Tel: Fax: Email: For attention of:	N/A	118,110,236

Schedule 7
Part II
Co Lead Managers

			Agent for service of	Maximum
			process if party has	number of
			address outside	Underwritten
Legal Name	Registered Address	Notice Details	England	Shares

CALYON	9, quai du Président Paul Doumer 92920 Paris La Défense	CALYON 9, quai du Président Paul Doumer 92920 Paris La Défense Fax: For attention of:	CALYON 5 Appold Street London EC2A 2DA For attention of: Tel: Mob: Email:	78,740,150

NATIXIS	30 Avenue Pierre Mendès France 75013 Paris	NATIXIS 115, rue Réaumur 75002 Paris France Fax: For attention of:	NATIXIS London Branch Legal Department Cannon Bridge House 25 Dowgate Hill London EC4R 2YA Tel: For attention of:	78,740,150

MEDIOBANCA Banca di Credito Finanziario S.p.A.	Piazzetta Cuccia 1 Milano 20121 Italy	Piazzetta Cuccia 1 Milano 20121 Italy Fax: For attention of:	MEDIOBANCA London Branch 33 Grosvenor Place London SW1X 7HY Fax: For attention of:	78,740,150

Morgan Stanley & Co International Plc	25 Cabot Square Canary Wharf London E14 4QA	25 Cabot Square Canary Wharf London E14 4QA Fax: For attention of:	N/A	59,055,117

UBS Limited	1 Finsbury Avenue London EC2M 2PP	1 Finsbury Avenue London EC2M 2PP Fax: For attention of: With a copy to:	N/A	39,370,075

Scotiabank Europe plc	33 Finsbury Square London EC2A 1BB	33 Finsbury Square London EC2A 1BB Fax: For the attention of:	N/A	39,370,075

CITIC Securities Corporate Finance (HK) Limited	26/F CITIC Tower 1 Tim Mei Avenue Central Hong Kong	26/F CITIC Tower 1 Tim Mei Avenue Central Hong Kong Fax: +852 2169 0801 For attention of:	Address: Tel: Fax: For attention of:	39,370,075

			Agent for service of	Maximum
			process if party has	number of
			address outside	Underwritten
Legal Name	Registered Address	Notice Details	England	Shares

RBC Dominion Securities Inc.	Royal Bank Plaza 4th Floor South Tower P.O. Box 50 200 Bay Street Toronto Ontario Canada M5J 2W7	Royal Bank Plaza 4th Floor South Tower P.O. Box 50 200 Bay Street Toronto Ontario Canada M5J 2W7 Fax: For attention of:	Address: Tel: Fax: For attention of:	27,559,050

Banco Bilbao Vizcaya Argentaria, S.A.	Plaza de San Nicolás 4, Bilbao Spain	Banco Bilbao Vizcaya Argentaria, S.A. Vía de los Poblados s/n 28033 Madrid Spain Fax: For attention of:	Address: Tel: Fax: For attention of:	27,559,050

Fox-Pitt, Kelton Ltd	25 Copthall Avenue London EC2R 7BP	25 Copthall Avenue London EC2R 7BP Fax: For attention of:	N/A	11,811,022

SIGNED by

for and on behalf of
HSBC HOLDINGS PLC

SIGNED by

for and on behalf of
GOLDMAN SACHS INTERNATIONAL

SIGNED by

for and on behalf of
HSBC BANK PLC

SIGNED by

for and on behalf of
JPMORGAN CAZENOVE LIMITED

SIGNED by

for and on behalf of
J.P. MORGAN SECURITIES LTD.

SIGNED by

as attorney for and on behalf of
the parties listed in Schedules 6 and 7